As filed with the Securities and Exchange Commission on June 8, 2015
Investment Company Act File No. 811-23046

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

☒ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒  AMENDMENT NO. 1

FINTAN ALTERNATIVE FIXED INCOME ADVISORY FUND, LLC

(Exact name of Registrant as specified in Charter)

203 Redwood Shores Parkway, Suite 230
Redwood City, California  94065

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code:  (650) 687-3450

Josephine Cheung
Fintan Partners, LLC
203 Redwood Shores Parkway, Suite 230
Redwood City, California 94065

(Name and address of agent for service)

COPY TO:
Jesse P. Kanach, Esq.
Perkins Coie LLP
700 Thirteenth St., NW
Washington, DC  20005

Prospectus

June 5, 2015

Fintan Alternative Fixed Income Advisory Fund, LLC

Private offering of shares of limited liability company interest

Fintan Partners, LLC
Investment Manager

203 Redwood Shores Parkway, Suite 230
Redwood City, California 94065

Fintan Alternative Fixed Income Advisory Fund, LLC (the “Fund”) is a limited liability company that was formed under the laws of the State of Delaware and is registered under the Investment Company Act of 1940 (“Investment Company Act”) as a closed-end, non-diversified management investment company.  This prospectus (“Prospectus”) sets forth concisely information about the Fund that a prospective investor should know before investing, and should be retained for future reference.  It includes the information required to be included in a prospectus and statement of additional information.  No separate statement of additional information will be provided.  Additional information about the Fund has been filed with the Securities and Exchange Commission (the “SEC”) and is available either on the SEC’s website at www.sec.gov or upon request and without charge by calling the Fund collect at (650) 687-3450.  The Fund’s annual and semi-annual reports also will be available on the SEC website or upon request and without charge by calling the Fund collect.  Shares will be sold only to investors qualifying as eligible investors as described in this Prospectus, subject to the minimum initial purchase amount and other terms described in this Prospectus.

•
The Fund’s shares will not be listed on an exchange and it is not anticipated that a secondary market will develop. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified timeframe.

•	The amount of distributions that the Fund may pay, if any, is uncertain.
•
The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as from offering proceeds, borrowings, and amounts from the Fund’s affiliates that are subject to repayment by investors.

Neither the Securities and Exchange Commission nor any other U.S. federal or state governmental agency or regulatory authority has approved or disapproved the merits of an investment in these securities or passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

Offering Summary
This is only a summary and does not contain all of the information that a prospective Member should consider before investing in the Fund.  Before investing, a prospective Member should carefully read the more detailed information appearing elsewhere in this Prospectus, which should be retained for future reference by any prospective Investor.

All investors are encouraged to consult their legal, tax, and financial advisors before investing in the Fund.

The Fund
Fintan Alternative Fixed Income Advisory Fund, LLC is registered under the Investment Company Act as a closed-end, non-diversified management investment company.  The Fund invests substantially all of its investable assets in Fintan Alternative Fixed Income Master Fund, LLC (the “Master Fund”).  See “General Description of the Fund.”  The Fund is subject to the oversight of its board of directors (the “Board” or the “Directors”).

The Fund is offering shares of limited liability company interest (“Shares”) to Eligible Investors (as defined in “Subscribing for Shares -- Eligible Investors”).

Master-Feeder Structure
Fintan Alternative Fixed Income Master Fund, LLC is registered under the Investment Company Act as a closed-end, non-diversified management investment company.  The Master Fund has the same investment objective and substantially the same investment policies as the Fund.  The Master Fund may accept other feeder funds (each a “Feeder Fund”) or direct investors in addition to the Fund from time to time.

Investment Objective and Investment Program
The Fund’s investment objective is to seek total returns.  The Fund seeks to achieve its investment objective by investing substantially all of its investable assets in the Master Fund, which has the same investment objective and which, like the Fund, is managed by Fintan Partners, LLC (the “Investment Manager”).  The Fund is a fund of hedge funds, which means that it invests principally in investment funds that are not registered under the Investment Company Act and which the Investment Manager in its judgment views to represent alternative investments (“Portfolio Hedge Funds”).  For purposes of the preceding sentence “alternative investments” refers to investments not customarily widely available to retail investors and requiring an added degree of financial sophistication to evaluate.  Unless the context requires otherwise, references to the Fund’s investment policies, its investment program, and its investments in Portfolio Hedge Funds and other assets refer to investments by the Master Fund.

In seeking to achieve its investment objective, the Fund will seek for its total return to exceed its benchmark, which it views as the 3-month U.S. Treasury Bill plus 4% to 6% on an annual basis.  The Fund seeks to achieve its objective with substantially uncorrelated performance relative to the broader fixed income and equity markets and with low volatility.  There can be no assurance that the Fund will be able to achieve its investment objective or that it will do so with low correlation and volatility.

The Investment Manager generally seeks to source investment opportunities from environments of fear and complexity, as these environments sometimes create non-economic or forced selling behavior and investment supply that exceeds demand.  An example of an environment of fear and complexity might be viewed as the general response to the economic crisis of 2007-2008, during which the fundamental stability of the markets was considered by some to be at risk, as a result of which some investors sought opportunities other than exposures to the markets at large, and the complexity of certain products developed to seek exposures other than to the broader markets.  The Investment Manager seeks high-barrier-to-entry strategies with limited access to capital and few competitors.  An example of such a strategy would be a mix of fixed income strategies that might not be readily understandable to retail investors and complex instruments that are not readily available to retail investors due to requiring, for example, financial training or access to capital.  The Investment Manager prefers specialist managers, and does not select managers using quantitative screens of databases. The Investment Manager determines an appropriate strategy first and the appropriate Portfolio Hedge Fund Manager or Portfolio Hedge Fund second.

The Fund seeks to achieve its investment by investing primarily in Portfolio Hedge Funds that focus (as determined by the Fund in good faith) their investment programs in fixed income investments.  The Fund may consider such programs to include but not be limited to categories such as Credit, Fixed Income Relative Value, Long/Short Credit, Emerging Markets Relative Value Fixed Income, and Event Driven Credit, as well as other categories as determined by the Fund from time to time.

For more detail, including about the Fund’s investment policies, investment process, investment due diligence, operational due diligence, portfolio construction, portfolio risk management, and the principal types of Portfolio Hedge Funds in which the Fund anticipates investing, see “Investment Objective and Policies” below.

The Fund may change its investment objective and any of its investment policies and strategies (other than those that appear in “Investment Objective and Policies -- Fundamental Policies” below in this Prospectus) without a vote of the Members.

Certain Risk Factors and Conflicts of Interest

The following summarizes some of the risks described in “Certain Risk Factors” below in this Prospectus.

The value of the Fund’s total net assets fluctuates in response to fluctuations in the value of the Portfolio Hedge Funds in which the Fund invests, and the Fund could sustain substantial losses.  An investment in the Fund should only be made by investors who have sufficient capital to sustain the loss of their entire investment in the Fund.  Because the Fund intends to invest substantially all of its assets in Portfolio Hedge Funds, risks described in this Prospectus in respect of Portfolio Hedge Funds create corresponding risk to the Fund.

The Fund is subject to a number of broad categories of risks, including:

•      Strategy Related Risks.  The Fund is subject to various risks pertaining to investment strategies expected to be employed by the Portfolio Hedge Funds.  Because the Fund intends to invest substantially all of its assets in Portfolio Hedge Funds, risks described in this Prospectus in respect of Portfolio Hedge Funds create corresponding risk to the Fund.

•     Other Investment Related Risks.  In addition to the risks pertaining to broader categories of investment strategies, the Fund is subject to specific risks pertaining to Portfolio Hedge Funds and their investment activities.  These risks include, but are not limited to, general economic and market conditions that could adversely affect the Fund’s investment program and results, and the risks of investing in specific kinds of assets such as bonds and other fixed income securities, non-U.S. securities (including government and political risk), illiquid assets, various kinds of derivatives, short sales, security lending, and the use of leverage by Portfolio Hedge Funds.  The Fund will, indirectly through its investment in Portfolio Hedge Funds, be subject to counterparty credit risk, interest rate risk, and general market risk.

•      Management Risks and Fund Structure Risks.  The Fund is subject to various risks relating to its management and structure.  These risks include risks arising from the selection of managers of Portfolio Hedge Funds (“Portfolio Hedge Fund Managers”), the Fund’s lack of an operating history, the small size of the Fund, the possibility of misconduct by Portfolio Hedge Fund Managers, the incentives arising from their receipt of performance fees, and any investments by the Fund in assets other than Portfolio Hedge Funds, such as exchange-traded funds.  Fund structure risks include the layering of fees, valuation and liquidity challenges, potentially high portfolio turnover by Portfolio Hedge Funds, and the fact that the Fund will ordinarily invest in interests that have no or minimal voting rights.

•      Not Designed to Provide Current Income.  Unlike some fixed income-oriented investments, the Fund is not designed to serve as a provider of current income to the Members.  This is because many of the Portfolio Hedge Funds in which the Fund invests will not ordinarily make cash distributions to the Fund, but rather will reinvest such distributions in underlying assets.  As a result, as designed, the Fund is not anticipated to have amounts of cash that would be necessary for it to serve as a provider of income to Members.  In order to minimize the amount of actual cash distributions, the Fund will implement an automatic dividend reinvestment plan.  See “Automatic Dividend Reinvestment Plan.”

•      Other Risks.  Other risks include restrictions on a Member’s ability to transfer its Shares, the lack of a right to redeem Shares, and the fact that repurchase offers are made in the discretion of the Board; consequently, Shares should only be acquired by investors able to commit their funds for an indefinite period of time.  The absence of regulation of Portfolio Hedge Funds, and the possibility of material changes to law and regulation that could increase costs and limited investment opportunities.

•      Limits of Risk Disclosures.  The discussions in this Prospectus of the various risks associated with the Fund and the Shares are not, and are not intended to be, a complete explanation of the risks involved in an investment in the Fund.  Those discussions do, however, summarize the principal risks that should be considered before investing.  Prospective investors should read this entire Prospectus and the Fund’s limited liability company agreement (the “LLC Agreement”) and consult with their own advisors before deciding whether to invest in the Fund.  In addition, as the investment program of the Fund changes or develops over time, an investment in the Fund may be subject to risk factors not described in this Prospectus.

•      Conflicts of interest.  Personnel of the Investment Manager (including those who provide investment advisory services to the Fund) serve as portfolio managers to certain clients and registered and unregistered investment companies that may utilize an investment program that is substantively similar to that of the Fund.  In addition, the Investment Manager currently serves, or may in the future serve, as investment adviser to other registered investment companies, unregistered investment companies or accounts (including proprietary accounts), some of which provide for incentive compensation (such as performance fees).  Consequently, the Investment Manager’s investment management activities may present conflicts between the interests of the Fund and those of the Investment Manager and, potentially, among the interests of various accounts managed by the Investment Manager principally with respect to allocation of investment opportunities among similar strategies.  Further, for regulatory reasons, the Fund may not be able to participate in certain investments made by the private funds and accounts managed by the Investment Manager, and, based on its compensation arrangements, the Investment Manager may have an incentive to exclude the Fund from such investments.  The Investment Manager has adopted policies and procedures to address or mitigate these conflicts of interest and comply with the aforementioned regulatory requirements.

See “Certain Risk Factors” for further discussion.

Board of Directors

The Board of the Fund has overall responsibility to manage and control the business operations of the Fund on behalf of its Members.  The same individuals serve on the Master Fund’s board of directors and have the same role with respect to the Master Fund’s operations.  At least a majority of the Board members are and will be persons who are not “interested persons” as defined in the Investment Company Act.  See “Management of the Fund -- The Board.”  The Board is responsible for, among other things, the valuation of the Fund’s assets as of the last business day of each month (each a “Valuation Date”).

Managed Assets
Certain fees are calculated on the basis of the Managed Asset Value (as defined in the following sentence) of the Fund.  The Fund’s “Managed Asset Value” shall be the value of the Managed Assets (as defined in the following sentence) determined from time to time consistent with valuation procedures adopted by the Board.  The “Managed Assets” shall consist of: (i) all cash and other assets of the Fund; plus (ii) all investments, reinvestments and proceeds of the sale of such assets, including, without limitation, all distributions reinvested by the Fund and the interest on such investments, and all appreciation of, and additions to, such assets less depreciation of, and withdrawals from, such assets.

Investment Manager and Investment Management Fee

The Investment Manager provides material services, including investment management and other services, to both the Fund and the Master Fund.  Under arrangements between the Investment Manager, the Fund, and the Master Fund, and in light of the fact that the Fund will seek to achieve its investment objective by investing substantially all of its assets in the Master Fund, the Investment Manager will not charge the Fund a management fee with respect to any period during which the only investment security held by the Fund is that of the Master Fund.  Instead, the Fund, through its investment in the Master Fund, indirectly bears the Management Fee that the Master Fund pays the Investment Manager.

The Investment Management Fee accrues monthly and is paid by the Master Fund to the Investment Manager in advance, promptly after the beginning of each calendar quarter, in the amount of 1/4 of 0.75% of such quarter’s beginning Managed Asset Value (calculated taking account of any subscriptions effected as of such date and not taking account of any deduction of the Investment Management Fee).

Investor Services Provider
In addition to serving as Investment Manager, Fintan Partners, LLC provides services under an Investor and Administrative Services Agreement (in such role, the “Investor Services Provider”) in recognition of, among other things, the nature of the Fund’s anticipated investor base, and the expected higher level of handholding and investor services required to be provided by the Investor Services Provider or its delegates for the investors and their financial intermediaries relative to the services that would be required of a more institutional investor base.  The Investor Services Provider may delegate such services to sub-investor and administrative services providers.  The fee payable under the Investor and Administrative Services Agreement (the “Investor and Administrative Services Fee”) accrues monthly and is paid by the Fund to the Investor Services Provider in advance, promptly after the beginning of each calendar quarter, in the amount of 1/4 of 0.50% of such quarter’s beginning Managed Asset Value (calculated taking account of any subscriptions effected as of such date and not taking account of any deduction of the Investment Management Fee or the Investor and Administrative Services Fee).  The Investor and Administrative Services Fee will be prorated for any period shorter than a calendar quarter by calculating the applicable quarter’s Investor and Administrative Services Fee with reference to the proportion of calendar days during the quarter for which the Investor and Administrative Services Fee was and was not payable, and the Investor Services Provider will promptly reimburse any excess.

Not all Feeder Funds charge an Investor and Administrative Services Fee, and may be available to investors that do not require such services.

Administrator and Transfer Agent

U.S. Bancorp Fund Services, LLC has been retained by the Fund to provide certain administrative services to the Fund (in such capacity, the “Administrator”) and certain transfer agency services to the Fund (in such capacity, the “Transfer Agent”).  Fees payable to the Administrator and Transfer Agent for these services, and reimbursement for the Administrator’s and Transfer Agent’s out-of-pocket expenses, are paid by the Fund.

Custodian

U.S. Bank National Association has been retained by the Fund to provide certain custodial services to the Fund (the “Custodian”).  Fees payable to the Custodian for these services, and reimbursement for the Custodian’s out-of-pocket expenses, are paid by the Fund.

Fund Expenses

The Fund will bear its own expenses, which are described in further detail under “Management of the Fund -- Other Expenses.”

The Fund has entered into an Expense Agreement in which the Investment Manager has agreed to pay certain operating and other expenses of the Fund in order to maintain Capped Expenses below 0.50% of the Fund’s Adjusted Net Asset Value (defined in the next sentence) annualized (computed and applied on a monthly basis).  For this purpose, “Adjusted Net Asset Value” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities, obligations and reserves of (or allocable to) the Fund, calculated before giving effect to any repurchases of Shares of the Fund, payments of any dividends or distributions, the Investment Management Fee, and the Investor and Administrative Services Fee, as of the date as of which the calculation is made.

The Expense Agreement will continue until terminated by the Investment Manager with at least one year’s notice.  “Capped Expenses” means all of the Fund’s expenses (whether incurred directly by the Fund or indirectly at the Master Fund level) and the Fund’s pro rata share of all expenses incurred by the Master Fund, but excluding (whether borne by the Fund or the Master Fund) the Investment Management Fee, the Investor and Administrative Services Fee, any other investment management fee, distribution or servicing fee, fees and expenses of the Portfolio Hedge Funds or investment products in which the Master Fund invests, taxes and similar charges, interest expenses (including any interest payments, commitment fees, or other expenses related to any line of credit or similar arrangement of the Fund or the Master Fund), or other borrowing costs, any security registration costs or government fees payable by the Fund or the Master Fund, the Fund’s or Master Fund’s portfolio transaction-related expenses such as brokerage or placement agent fees, and extraordinary expenses (as determined by the Investment Manager in its sole discretion).  In order to maintain Capped Expenses at or below 0.50%, it may be necessary for the Investment Manager or its affiliates to pay certain operating and other expenses of the Fund or the Master Fund.  The Fund has agreed to repay these amounts, when and if requested by the Investment Manager, but only if and to the extent that Capped Expenses of the Fund (including the Fund’s pro rata share of the Master Fund’s Capped Expenses) are less than 0.50% (annualized) within the three year period after the Investment Manager bears the expense.  The Fund can only repay the Investment Manager if Capped Expenses remain less than 0.50% annualized and if the repayment takes place within the three year period after the Investment Manager bore the expense.  See “Management of the Fund -- Other Expenses -- Capped Expenses.”

Subscriptions and Eligibility

The Fund intends to accept initial and additional subscriptions for Shares as of the first business day of each calendar month, except that the Fund may offer Shares more or less frequently as determined by the Board.  The investor must also submit a completed subscription agreement and any other required documentation before the applicable subscription date, which must be received by the Fund at least five business days prior to the proposed subscription date (or, if any such date is not a business day, the immediately preceding business day).  The Fund from time to time may set other terms for subscription.  The Fund reserves the right to reject any subscription for Shares.

The minimum initial investment from each investor is $25,000, and the minimum subsequent investment is $10,000, each subject to waiver in the Board’s or Investment Manager’s discretion.

The Fund is offering its Shares only to “accredited investors” as defined in Regulation D under the Securities Act of 1933 (the “Securities Act”) and who meet such other standards as the Fund may require in its subscription documentation.  Existing Members must meet such standards at the time of each additional subscription.

See “Subscribing for Shares.”

No Right of Redemption

No Member will have the right to require the Fund to redeem its Shares.  No public market exists for the Shares, and none is expected to develop.  Consequently, Members will not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, which are in the Board’s discretion, as described below.

Whether or when any repurchase offer is made, and the terms and conditions of such offer, will be in the complete and absolute discretion of the Board.  In determining whether the Fund should offer to repurchase Shares from Members, the Board will consider the recommendation of the Investment Manager.

Repurchase Offers

The Fund expects that it will employ the following repurchase process:

•      Consider a recommendation from the Investment Manager that the Fund offer to repurchase Shares from Members quarterly.

•      Require 100 calendar days’ notice from tendering Members.

•      Impose a 25% investor-level gate, such that each Member’s repurchase request will be considered to apply to no more than 25% of the Member’s Shares.

•      First recommend that the Fund offer to repurchase Shares from Members on December 31, 2015.

•      Make prompt payment in the form of a promissory note (“Promissory Note”), under which cash payment will be made in 65 calendar days, with certain exceptions such as upon a full repurchase request from a Member, in which case payment under the Promissory Note will be made later as discussed below in “Repurchases of Shares.”

The Board will consider a number of factors each time it considers a repurchase offer, which are discussed in more detail later in this Prospectus.  The value of a Member’s Shares that are being repurchased will be the value of the Shares as of the date of their repurchase.  When the Board determines that the Fund will repurchase Shares, notice will be provided to Members describing the terms of the offer, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.  Repurchases of Shares from Members by the Fund may be paid, in the discretion of the Fund, in cash, or by the distribution of securities in kind, or partly in cash and partly in kind.  The Fund, however, expects not to distribute securities in kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Members not tendering Shares for repurchase.  The Fund does not impose any charges in connection with repurchases of Shares.

If modification of the Fund’s repurchase procedures as described in this Prospectus is deemed necessary to comply with regulatory requirements, the Board will adopt revised procedures, which it currently expects would be reasonably designed to provide Members substantially the same liquidity for Shares as would be available under the procedures described above.  The Board also may decline in its discretion to repurchase Shares or may amend the repurchase procedures in any manner consistent with applicable law.  Under certain circumstances the Fund may mandatorily repurchase all or a portion of a Member’s Shares.

For further discussion and details, see “Repurchases of Shares.”

Transfer Restrictions

No Member will be permitted to transfer Shares without the consent of the Fund, which may be granted or withheld in the sole discretion of the Board.  The transferability of Shares will also be subject to certain restrictions contained in the LLC Agreement and imposed under applicable securities laws.  No market currently exists for Shares, and it is not contemplated that one will develop.

Automatic Dividend Reinvestment Plan
Pursuant to the Fund’s Automatic Dividend Reinvestment Plan, unless an investor is ineligible or otherwise elects, all distributions of dividends (including capital gain dividends) will be automatically reinvested by the Fund in additional Shares.  Election not to participate in the Automatic Dividend Reinvestment Plan and to receive all dividends and capital gain distributions in cash may be made by indicating that choice on the Fund’s subscription documents or by contacting the Administrator at the address indicated on the Fund’s subscription documents.  After the Fund declares a dividend (including a capital gain dividend) or determines to make a capital gain distribution, participants will be issued additional Shares at such Shares’ then net asset value.  The automatic reinvestment of dividends and distributions will not relieve participants of any U.S. federal income tax that may be payable on such dividends or distributions. See “Taxes.”

Summary of Tax Aspects
After the end of each tax year of the Fund, each Member will receive a Form 1099 reporting income or gain.  This is because, unlike certain unregistered funds that are partnerships, the Fund has elected to, and intends to meet the continuing requirements necessary to, qualify for the special tax treatment afforded to a regulated investment company (“RIC”) under the U.S. Internal Revenue Code (the “Internal Revenue Code” or the “Code”).

As long as the Fund so qualifies and meets certain annual distribution requirements, the Fund (but not its Members) will not be subject to federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Members.  A more complete discussion of the requirements to qualify for the favorable tax treatment of a RIC, including relating to asset diversification and sources of gross income, appears later in this Prospectus.

The Fund intends to distribute substantially all of its income and gains, although these distributions will generally be subject to the Automatic Dividend Reinvestment Plan.  Dividends are taxable to Members even if they are reinvested in additional Shares of the Fund.  (See “Automatic Dividend Reinvestment Plan.”)

The ongoing requirements for qualification as a RIC necessitate that the Fund obtains information from the Portfolio Hedge Funds in which the Fund is invested, and the Fund may face certain challenges in obtaining such information.  If, in any taxable year, the Fund fails to qualify as a RIC under the Code for that or other reasons, the Fund would be taxed in the same manner as an ordinary corporation and all distributions out of current or accumulated earnings and profits to its Members would generally be taxable to them.  There can be no assurance that the Fund will satisfy the Subchapter M requirements or tests or avail itself of any available remedies.

If an investor buys Shares just before the record date of a dividend declared by the Fund, the investor will receive that dividend.  While the receipt of dividends shortly after a purchase of Shares by an investor may seem like a windfall to an investor, such dividends generally will have the effect of reducing the net asset value of the investor’s Shares by the amount of the dividends, subject to other market fluctuations.  Such dividends, although in effect a return of capital, are subject to ordinary income or capital gain taxes.  Accordingly, the timing of the purchase of the Shares may result in a return of a portion of the investment as taxable income.  For example, if the Fund pays a dividend in January that was declared in the previous October, November or December to Members of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its Members on December 31 of the year in which the dividend was declared.  Therefore, prior to purchasing Shares, an investor should carefully consider the impact of ordinary income or capital gains dividends that are expected to be or have been announced.

Ordinary income dividends paid to Members who are non-resident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding is provided under applicable treaty law.  Certain dividends paid by the Fund to a foreign Member and designated by the Fund as such may be eligible for an exemption from the 30% U.S. withholding tax.  It is not clear at this time if these provisions will be available under the law as it is evolving.

Upon the sale or other disposition of Shares that a Member holds as a capital asset, the Member may realize a capital gain or loss in an amount equal to the difference between the amount realized and the Member’s adjusted tax basis in the Shares sold.  Such gain or loss will be long-term or short-term, depending upon the Member’s holding period for the Shares.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries.  Tax conventions between certain foreign countries and the U.S. may reduce or eliminate such taxes.  The Fund will not be eligible to “pass through” to its Members the amount of foreign taxes paid by the Fund for foreign tax credit purposes.

Investments and transactions of both the Fund and the various Portfolio Hedge Funds in which it invests will have additional tax effects on the Fund and its Members.

A tax-exempt U.S. person investing in the Fund will not realize “unrelated business taxable income” (“UBTI”) with respect to an investment in Shares if the person does not borrow to make the investment.  Tax-exempt U.S. persons are urged to consult their own tax advisors concerning the U.S. federal tax consequences of an investment in the Fund.

Ordinary income and capital gain dividends may also be subject to state and local taxes.  Certain states exempt from state income taxation dividends paid by RICs that are derived from interest on U.S.  Government obligations, although state law varies on this point.

See “Taxes” below for further discussion.

ERISA Considerations

Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund would not be considered to be “plan assets” of any Plan (defined below) investing in the Fund for purposes of the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the prohibited transaction rules of ERISA and Section 4975 of the Code.

Nevertheless, “employee benefit plans” and “plans,” including, without limitation, individual retirement accounts (“IRAs”), that are subject to Title I of ERISA or Section 4975 of the Code (“Plans”) and those persons who are “fiduciaries” with respect to Plans should consult with their legal advisors regarding the consequences under ERISA, the Code and state and local law of the acquisition and ownership of Shares before making an investment in the Fund, including whether an investment in the Shares is consistent with the fiduciary requirements and prohibited transaction provisions of ERISA or the Code.  Further, Plans and other employee benefit plans, such as governmental plans and certain church plans, should carefully review any restrictions under state or local law before making an investment in the Fund.  See “ERISA Considerations” below for further discussion.

Fiscal Year End	March 31
Independent Registered Public Accounting Firm	Ernst & Young LLP
Legal Counsel	Perkins Coie LLP

Fee Table and Example

Fee Table

Member transaction expenses
Maximum sales load	None
Dividend reinvestment fee	None
Early repurchase fee	None

Annual expenses
Investment management fee	0.75	%(1)
Investor and administrative services fee	0.50%
Other expenses	0.70	%(2)
Acquired Fund Fees and Expenses	3.97	%(3)

Total annual expenses	5.92%

Expense reimbursements	0.20	%(2)

Total annual fund operating expenses after feeder fund expense reimbursements	5.72%

(1)
The Fund is subject to the Investment Management Fee, directly or indirectly.  That is, for so longer as the Fund invests substantially all of its assets in the Master Fund, the Investment Management Fee will be paid at the level of the Master Fund (thus paid indirectly by the Fund) rather than at the level of the Fund (in which case it would be paid directly by the Fund).  If the Fund ceases to invest through the Master Fund, the Investment Management Fee would be paid directly by the Fund.  The Fund does not anticipate a scenario in which it invests part of its assets in the Master Fund and part of its assets directly in assets other than, or in addition to, the Master Fund.

(2)
The Investment Manager has agreed to waive its fees and/or reimburse expenses of the Fund so that the Fund’s “Capped Expenses” including the Fund’s pro rata share of the Master Fund’s Capped Expenses will not exceed 0.50% annualized (computed and applied on a monthly basis).  In order to maintain Capped Expenses at or below 0.50%, it may be necessary for the Investment Manager or its affiliates to pay certain operating and other expenses of the Fund or the Master Fund.  The reimbursements reflected above are those which the Fund expects the Investment Manager or its affiliates to pay based on fee and expense estimates by the Fund.  This arrangement cannot be terminated on less than one year’s notice by the Investment Manager.  The Fund has agreed to repay these amounts, when and if requested by the Investment Manager, but only if and to the extent that Capped Expenses of the Fund (including the Fund’s pro rata share of the Master Fund’s Capped Expenses) are less than 0.50% (annualized) within the three year period after the Investment Manager bears the expense.  The Fund can only repay the Investment Manager if Capped Expenses remain less than 0.50% annualized and if the repayment takes place within the three year period after the Investment Manager bore the expense.  For more information, including the definition of “Capped Expenses,” see “Management of the Fund -- Other Expenses -- Capped Expenses” below.

(3)
As an investor in the Portfolio Hedge Funds, the Master Fund (and thus the Fund) is indirectly subject to the fees and expenses to which the Portfolio Hedge Funds are subject.  The SEC requires disclosure of these “Acquired Fund Fees and Expenses” in the above format.  Acquired Fund Fees and Expenses include management fees, performance-based fees and allocations, and other expenses to which the Master Fund is subject as an investor in the Portfolio Hedge Funds, as well as any direct fees, such as redemption fees, charged by such Portfolio Hedge Funds.  Each Portfolio Hedge Fund’s expenses and other terms vary.  In addition, the underlying Portfolio Hedge Funds will also incur trading expenses, including commissions, dealer spreads, interest and other borrowing expenses, and other transaction-related costs, as well as costs that are the byproduct of leveraging or hedging activities employed by the Portfolio Hedge Funds for various purposes such as to seek to enhance their returns or preserve their capital.  The Acquired Fund Fees and Expenses disclosed above are estimated, as the Master Fund has no operating history, and the Fund expects such fee levels to change substantially over time, including based on higher and lower performance-based compensation as different Portfolio Hedge Funds have higher or lower returns; the Fund’s expectation that, for recently launched Portfolio Hedge Funds in which the Master Fund may invest, expenses may tend to be significantly greater in the initial years as startup costs are being borne over a smaller invested capital base; and changes to which Portfolio Hedge Funds are included in the Master Fund’s portfolio from time to time.  The Fund generally expects that the Portfolio Hedge Funds will be subject to management fees that range from 1% to 2% annually, and performance-based fees or allocations that range from 10% to 20% of net profits or on a similar basis.  These fees payable by Portfolio Hedge Funds are estimates and may be higher or lower than the numbers shown in the preceding sentence.

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds.  The assumed 5% annual return, which is required by the SEC, is not a prediction of, and does not represent, the projected or actual performance of the Fund or the Master Fund.  Similarly, reference to a $1,000 investment is required by the SEC for purposes of this calculation and does not reflect the higher minimum initial investment that the Fund may require.

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return. The rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example.  A greater rate of return than that used in the example would increase the dollar amount of the Investment Management Fee paid by the Master Fund (and to which the Fund would be subject as a result of its investment in the Master Fund), as well as the dollar amount of the other expenses included in the calculation.

The purpose of the following example is to assist the investor in understanding the various costs and expenses that an investor in the Fund will bear either directly or indirectly.  The Expense Agreement for the Fund can be terminated by the Investment Manager on one year’s notice; thus, the expense reimbursements reflected in the table above are reflected in this example only for Year 1.

1 year	3 years	5 years	10 years
$51	$153	$255	$509

Had the investment amount reflected the Fund’s $25,000 minimum initial investment, and had the Acquired Fund Fees and Expenses resulting from the Portfolio Hedge Funds not been included in the example above, such that only the direct expenses incurred at the Fund and, indirectly, the Master Fund levels were included, and assuming that the Expense Agreement was renewed for each year during the 10-year period shown, the estimated fees and expenses for the 1, 3, 5 and 10 year periods would be $1,279, $3,832, $6,380 and $12,723, respectively.  Actual expenses may be greater or less than those shown.

General Description of the Fund

History of Fintan Partners, LLC

Before the founding of the Investment Manager, Alex Klikoff managed the absolute return portfolio of Stanford University’s endowment, a portfolio of more than $2 billion in assets during the time of his management.  On May 1, 2005, Alex Klikoff founded Fintan Partners, LLC, a limited liability company formed under the laws of Delaware.  The Fintan Master Fund, Ltd. was launched with an initial investment of $75 million from Stanford University and another significant investor, and was intended to represent a direct continuation of Mr. Klikoff’s management of that endowment portfolio.  On February 11, 2014, the Cantor Fitzgerald group of companies acquired Fintan as a wholly owned subsidiary.

Formation of the Fund, and Master-Feeder Structure

The Fund is registered under the Investment Company Act as a closed-end, non-diversified management investment company.  The Fund was formed on April 6, 2015, as a limited liability company under the laws of the State of Delaware.  The Fund has no operating or trading history.

The Fund is a “feeder” fund within what is known in the investment management industry as a “master-feeder” structure.  Within this structure, the Fund and one or more other Feeder Funds invest substantially all of their investable assets in the Master Fund, and the Master Fund holds the investment portfolio in which the Fund and the other Feeder Funds indirectly invest.  The Fund and the other Feeder Funds’ investment objectives are the same as that of the Master Fund.

Like the Fund, the Master Fund is registered under the Investment Company Act as a closed-end, non-diversified management investment company.  The Master Fund was formed on April 6, 2015, as a limited liability company under the laws of the State of Delaware.  The Master Fund has no operating or trading history.  Whenever the Master Fund holds a vote of its members, the Fund will pass the vote through to its own Members and the other Feeder Funds will pass the vote through to their own investors.  Unless the context requires otherwise, references to the Fund’s investment policies, its investment program, and its investments in Portfolio Hedge Funds and other assets refer to investments by the Master Fund.

Investment Objective and Policies

The Fund’s investment objective is to seek total returns.

Master-Feeder Structure.  The Fund seeks to achieve its investment objective by investing substantially all of its investable assets in the Master Fund, which has the same investment objective.  The Fund may in the future determine, without requiring a Member vote, to invest directly rather than through the Master Fund.  Although the Fund and the Master Fund do not propose to change their investment objectives, each may change its investment objective without a vote of Members.  Unless the context requires otherwise, references to the Fund’s investment policies, its investment program, and its investments in Portfolio Hedge Funds and other assets refer to investments by the Master Fund.

In seeking to achieve its investment objective, the Fund will seek for its total return to exceed its benchmark, which it views as the 3-month U.S. Treasury Bill plus 4% to 6% on an annual basis.  The Fund seeks to achieve its objective with substantially uncorrelated performance relative to the broader fixed income and equity markets and with low volatility.  There can be no assurance that the Fund will be able to achieve its investment objective or that it will do so with low correlation and volatility.

The Fund seeks to achieve its investment objective and exceed its benchmark by investing, under normal market conditions (as “normal market conditions” are determined by the Fund in good faith) at least 80% of its net assets, plus any borrowings for investment purposes, in Alternative Fixed Income Investments and Related Investments.  “Alternative Fixed Income Investment” for this purpose means a Portfolio Hedge Fund that focuses (as determined by the Fund in good faith) its investment program in fixed income investments.  The Fund may consider such Alternative Fixed Income Investment programs to include but not be limited to categories such as Credit, Fixed Income Relative Value, Long/Short Credit, Emerging Markets Relative Value Fixed Income, and Event Driven Credit (each of which is described below), as well as other categories as determined by the Fund from time to time.  “Related Investments” for this purpose means other fixed income assets that the Fund considers to provide long, short or uncorrelated exposure to the fixed income markets, rather than providing exposure to the equity markets or other non-fixed income asset classes, but in which the Fund may invest directly rather than through Portfolio Hedge Funds.  The Fund does not expect Related Investments to include material amounts of investments in derivative instruments, but the Portfolio Hedge Funds may provide exposure to various alternative fixed income strategies through such instruments as forward contracts, derivatives, options and futures, and swap agreements, rather than investing directly in fixed income instruments.  See “Certain Risk Factors -- Highly Volatile Markets” below.  Although the Fund does not intend to look through to Portfolio Hedge Funds’ investments when calculating its compliance with the Fund’s 80% policy described above (due principally to the fact that “alternative fixed income” investments sometimes provide exposure similar to fixed income investments while taking alternative routes to achieve such exposure, such as through derivatives or other instruments, and also due to the fact that the Fund will not always have real-time transparency into the underlying portfolios of the Portfolio Hedge Funds), the Fund will consider a Portfolio Hedge Fund not to be an Alternative Fixed Income Investment if, under normal market conditions, the Portfolio Hedge Fund does not focus its investment program in fixed income investments; the Fund expects that this approach will result in 80% exposure to alternative fixed income investments even upon looking through Portfolio Hedge Funds, and will periodically monitor its investments to determine whether it is apparent that its overall approach to this 80% threshold needs to be revisited, particularly if certain Portfolio Hedge Funds focus on investments other than fixed income investments.

Upon the Fund’s launch or in other periods in which the Fund has few assets, believes it may need greater liquidity, identifies few suitable investment opportunities in Portfolio Hedge Funds or otherwise believe it to be in the best interests of the Fund, the Fund may temporarily hold cash, shares of money market funds, other cash equivalents, other temporary investments, and shares of exchange-traded funds or mutual funds that have a fixed income or alternative fixed income focus.

Investment Process Description

The Investment Manager believes the hedge fund world is overly crowded, resulting in a range of negative issues including high correlations, excessive risk-taking, and declining returns.  Its intended solution is to look for investment strategies with few competitors and a sustainable competitive advantage, with the goal of producing positive absolute returns with low correlations to equity and fixed income markets.
The Investment Manager generally seeks to source investment opportunities from environments of fear and complexity, as these environments sometimes create non-economic or forced selling behavior and investment supply that exceeds demand.  The Investment Manager seeks high-barrier-to-entry strategies with limited access to capital and few competitors.  The Investment Manager prefers specialist managers, and does not select managers using quantitative screens of databases. The Investment Manager determines an appropriate strategy first and the appropriate Portfolio Hedge Fund Manager or Portfolio Hedge Fund second.
The Investment Manager applies a proprietary investment process using original investment ideas generated from global research.  The Investment Manager’s four key areas of research are:
•	Areas of financial crisis
•	Complex securities and the high issuance of new complicated securities
•	The application of established techniques to emerging financial instruments or markets
•	The impact of government regulation and other forms of rigid frameworks
An example of an area of financial crisis is illiquidity in the banking system.  When banks have limited liquidity and also experience additional constraints such as increased reserve requirements, they may need to sell assets.  Other structural constraints, such as other forms of rigid frameworks, include reliance of institutional investment policies and guidelines on bond ratings agency ratings.  For example, many institutions may need to sell bonds when they are downgraded from investment grade to non-investment grade.  This type of rigid investment policy framework may also create selling.

The Investment Manager utilizes a proprietary, consistent investment process.  The Investment Manager views its process as part of its competitive advantage. An outline of this process is shown below:

Strategy Research
The initial outputs of this research are potential strategies for investment.  Once a strategy is identified as promising, the Investment Manager proceeds to deeper levels of strategy research.  The Investment Manager begins with macro analysis to determine if the strategy is an attractive and profitable area for investment.  The macro analysis identifies an initial set of manager candidates with whom to proceed.  The micro analysis further evaluates the level of competitive intensity in a strategy and identifies sub-strategies and managers within the strategy.
•	Macro Analysis:
○	Supply/demand dynamics
○	Source
○	Complexity
○	Duration of opportunity
○	Political outlook
○	Economic forecasts
•	Micro Analysis:
○	Number of competitors
○	Rate of growth of existing competitors
○	Threat of new entrants

○	Barriers to entry
○	Sub-strategies and attractiveness
Investment Due Diligence
After the portfolio team identifies an attractive investment strategy, it then looks for the best-in-class manager to execute the strategy. This next phase of the Investment Manager’s investment process, manager-specific due diligence, includes analysis of the principal competitors in the strategy and their competitive position relative to one another.  In the course of manager-specific analysis, the Investment Manager generates a subset or “working list” by selecting the managers the Investment Manager deems to be most attractive for the investment exposures it is looking for and how the manager stands out against their competitors.
In the discussion above and the discussion that follows, not every factor is considered or weighted equally, but example factors that go into selecting the “working list” include the management team, investment approach, portfolio construction, risk management, firm structure, financing risk management, analysis of fees and the alignment of interest between the Portfolio Hedge Fund’s general partner and limited partners.
Final investment due diligence typically includes an analysis of:
•	Strategy:

○	Strategy summary and rationale for investing, including an overview of the market segment

○	Strategy targeted sources of return

○	Strategy and fund capacity analysis

•	Performance:

○	Fund’s historical returns, risks and correlations

○	Firm and fund assets under management

○	Current and potential competitors

○	Fund’s investment approach as compared to those of competitors

○	Method of sourcing of investments to the extent it is proprietary

•	Risk Management:

○	Liquidity risk

○	Financing terms

○	Trade-level analysis

○	Portfolio-level analysis

○	Fraud risk

•	Organization:

○	Portfolio construction

○	Firm ownership structure and compensation structure

○	Personnel and team review

○	Operational processes

•	Terms:

○	Investment terms, including fees and alignment of interests

○	Pricing

○	References/other investors

Operational Due Diligence
The operational due diligence (“ODD”) process begins with seeking a thorough understanding of the Portfolio Hedge Fund manager’s investment philosophy and application of the Investment Manager’s business knowledge, gained from years of experience, to analyzing the manager’s operational business structure.  All managers are analyzed on what the Investment Manager views as industry standards; in addition, each ODD is tailored specifically to the Portfolio Hedge Fund manager’s investment strategy and the unique factors that could impact that investment.

The Investment Manager’s ODD focuses on the most or all of the following operational aspects of the manager:

➢	Key Personnel: Understanding background and responsibilities of the individuals involved in the operations of the prospective Portfolio Hedge Fund manager and the separation of duties.

➢	Security Valuation: Understanding the method used by the manager in valuing the portfolio and the risks involved with such method.

➢	Custodianship of Assets: Understanding of the safeguarding of assets.

➢	Financing Risk: Understanding counterparty, leverage, the financing the manager uses, as well as reviewing the relevant legal agreements.

➢
Books and Records: Understanding the method of generating books and records, including administrator and audit firms used and how the operations team interacts and cross-checks with these service providers.

➢	Internal Compliance

❖	Policies: Understanding the culture and compliance of the firm including codes of ethics, personal trading policies, disaster recovery and Government Agency filings.

❖	Operational Business Plan: Understanding the planned future evolution of the back- and mid-office development, including disaster recovery.

Additionally, the Investment Manager’s ODD generally evaluates the following factors at the firm level:

✓
Trading controls are ordinarily reviewed through an interview process of the operations, compliance, and trading personnel with examples presented for disclosure review.  The Investment Manager reviews procedures and policies to check for internal controls and non-trading oversight.

✓
Verifying existence of assets is accomplished using varying techniques depending on the strategy.  The beginning of the process includes understanding the type of portfolio and where assets are custodied.  The techniques typically include full monthly disclosure of the entire portfolio or substituted periodic data that the Investment Manager views as providing appropriate transparency into the nature of the holdings, quarterly disclosures of the key aspects of the portfolio, agreed-upon procedures, review of books and records, discussions with administrators and review of audited financial statements.

✓	Valuation policies and pricing techniques are a key review point the Investment Manager covers on initial ODD reviews and which it reviews over time.

✓
Fund transfer policies are reviewed for controls as a sound fundamental base for the policies and procedures for the manager.  Safety of assets is a key fundamental in the Investment Manager’s ODD review.

✓	Prime broker relationships as well as counterparty relationships are reviewed carefully and monitored for best practices and security.

✓	The Investment Manager focuses primarily on Portfolio Hedge Funds that use either a top-tier or next-tier accounting firm that has a specialized practice in alternative asset management.

✓
Various elements of operational systems, policies and procedures, and execution are reviewed during initial ODD, and over time to maintain not just an understanding of the operational aspects of a firm but also an understanding of the evolving business of the Portfolio Hedge Fund.

Once the Investment Manager considers that it has a thorough understanding of the operational management and risks applicable to a prospective Portfolio Hedge Fund, that information is shared among the Investment Manager’s investment committee members and a specific plan is developed for each anticipated investment in a Portfolio Hedge Fund.

Portfolio Construction and Risk Management

Two of the Investment Manager’s goals in constructing the portfolio are a deliberate focus of investment exposures, and maintaining reduced correlations to the broad equity and fixed income markets.  The Investment Manager believes that properly executed focus of investments can be a risk mitigator; it enables focus on only the most competent managers in a market segment. Once fully invested, it is anticipated that a majority of the Fund may be invested in few Portfolio Hedge Funds.

The Investment Manager assesses the maximum risk for the entire portfolio by rolling up individual manager risks and assessing potential cross-correlations.  The Investment Manager considers:

➢	Correlation: The Investment Manager reviews the manner in which the strategies might correlate with one another not only over the long term, but also during extreme stress scenarios.

➢	Liquidity mix: The Investment Manager constructs the portfolio to have a mix of liquid and less liquid strategies. Investment Manager monitors this mix on a quarterly basis.

➢
Modeling and portfolio stress testing: The Investment Manager takes into consideration historical performance and forward-looking scenario analysis for each strategy and the combined portfolio, especially during extreme events.

➢
Manager weights: The Investment Manager evaluates the expected return, return volatility and correlation statistics for all Portfolio Hedge Funds in which the Fund invests, equal-weighting those managers with similar results and reducing the weight for those with greater volatility or correlation.

The Investment Manager assesses the maximum risk for each position by extensively evaluating each individual Portfolio Hedge Fund and thoughtfully stress-testing its manager’s investment approach prior to investment.  The Investment Manager does not assume that a Portfolio Hedge Fund’s historic probability distributions of returns, correlation of returns, or volatility of returns will be predictive of the future.  Individual Portfolio Hedge Funds are evaluated as the Investment Manager seeks to understand how their portfolios could perform during events that might include significant equity market drawdowns, parallel and non-parallel shifts of the term structure of interest rates, and widening of swap spreads and credit spreads.

Types of Alternative Fixed Income Investments

The Fund expects to invest primarily in Portfolio Hedge Funds in the following categories of Alternative Fixed Income Investments:  Credit, Fixed Income Relative Value, Long/Short Credit, Emerging Markets Relative Value Fixed Income, and Event Driven Credit.  The Fund may invest in other categories that it deems appropriate from time to time.  “Credit” instruments primarily refers to bonds, including corporate bonds, mortgage bonds, and sovereign bonds.  The foregoing categories can be broadly described as follows:
Credit.  Credit trades generally consist of floating rate securities of limited duration that can be purchased at a discount by virtue of being complex or misunderstood.  These instruments are typically cash flowing securities with idiosyncratic upside optionality, also called by the Investment Manager investments with positively asymmetric return profiles -- that is, fixed income instruments that provide current cash flow and that may be viewed to have more potential gains, or upside, than potential losses, or downside.  They appreciate in value through price appreciation, and interest payments, and contractual return of principal.
Fixed Income Relative Value.  Fixed income relative value trades generally consist of purchasing one security and selling a similar, correlated security to target a source of return that may be independent of interest rates.  Fixed income relative value trade constructions are wide-ranging in nature.  Trades may represent views on fundamental value or technical factors.  Relative value positions may be expressed through sovereign and corporate credit curves, interest rates, foreign exchange markets, swap spreads and other markets.
Long/Short Credit.  Long/short credit trades involve making long and short investments in credit instruments.  These trades are generally established to capture value through outright exposure to the price movements of both instruments.  Directional trades, long or short, are typically driven by fundamental or trading views.  The trades may also be constructed to be long or short volatility.
Emerging Markets Relative Value Fixed Income.  Emerging markets relative value trades generally consist of going long one fixed income security and short a similar, correlated fixed income security to target a source of return that may be independent of interest rates.  In such trades, securities being bought or sold in emerging markets emphasize fixed income instruments, and could also include equities and currencies.  Examples include purchasing or going long bonds denominated in local currency and selling or going short bonds denominated in external currency, including U.S. dollars.  Other examples include purchasing or going long inflation linked bonds and selling, or going short, nominal bonds.  Under this strategy, these trades are made in instruments that provide exposure to fixed income instrument issuers in emerging markets, which are generally considered those markets that are not as fully developed as the markets in the United States or parts of Europe.  Emerging markets relative value trades are wide-ranging, and trades may represent views on fundamental value or technical factors.  Emerging markets relative value positions may be expressed through sovereign and corporate credit curves, interest rates, foreign exchange markets, swap spreads and other markets.
Event Driven Credit.   Event driven credit trades are typically long or short directional positions where target returns are achieved by virtue of an event, such as an asset sale or acquisition, liquidations, or a restructuring.  In these situations, mispricings may exist between the price of a security prior to the event and the price of security after the event.  In liquidations and restructurings, these anomalies may arise from uncertainty about the value of the asset base, the value of new security issuance or uncertainty about the timing of the event.

Geographic Factors
The Fund is not subject to any geographic investment limitations.  Ordinarily, the majority of the Fund is expected to be invested in Portfolio Hedge Funds that invest primarily in North America, based not on geographic focus, but based on the historic output of the Investment Manager’s strategy research and investment process.  In this case, “primarily” means a majority of a Portfolio Hedge Fund’s assets; the Fund intends to have the majority of investments in developed markets strategies.  Investments in emerging markets strategies are cyclical and opportunistic in nature, and are not expected to be a majority of the Fund’s exposure.  Because one of the Investment Manager’s four key areas of research is to take established techniques and apply them to new markets, the Investment Manager anticipates often evaluating and, at times, investing in Portfolio Hedge Funds dedicated to overseas and emerging markets.  In such situations, the Investment Manager anticipates targeting countries whose markets are growing in size and sophistication, where the Portfolio Hedge Fund’s manager has the benefit of proprietary deal sourcing and reduced competition.
Leverage
In general, the Fund does not anticipate that it or the Master Fund will borrow or otherwise utilize leverage money in connection with its investment activities.  The Fund and the Master Fund reserve the right to use leverage for certain operational purposes, to the extent permitted by the Investment Company Act.  Specifically, the Fund or the Master Fund may borrow money through a credit facility or other arrangements, to manage timing issues in connection with the acquisition of investments (such as to provide the Master Fund with cash with which to acquire an interest in a Portfolio Hedge Fund in advance of the Master Fund’s receipt of redemption proceeds from one or more Portfolio Hedge Funds or the receipt of proceeds from subscriptions).  The Fund or the Master Fund also may borrow money to fund repurchase payments pending the Master Fund’s receipt of redemption proceeds from one or more Portfolio Hedge Funds.
The Investment Company Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness.  This requirement means that the value of the investment company’s total indebtedness may not exceed one-third of the value of its total assets (including the indebtedness).  The Fund’s and the Master Fund’s borrowings will at all times be subject to that asset coverage requirement.
The Fund anticipates that Portfolio Hedge Funds will routinely utilize leverage in their investment programs. Borrowings and other leverage by Portfolio Hedge Funds are not subject to any asset coverage requirement.  The use of leverage by Portfolio Hedge Funds subjects the Fund to certain risks.  See “Certain Risk Factors -- Other Investment Related Risks -- Leverage.”

Non-Fundamental Policies

The Fund may change its investment objective and any of the above investment policies and strategies without a vote of the Members.

Fundamental Policies

As discussed below in this section, the Fund has also adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund’s outstanding voting securities, as defined in the Investment Company Act.  Under the Investment Company Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of security holders, of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or of more than 50% of the outstanding voting securities, whichever is less.
In applying the investment restrictions and other policies described in this Prospectus, the Fund will not “look through” to the investments and trading activity of the Portfolio Hedge Funds (but may do so under certain other limited circumstances such as when not investing through Portfolio Hedge Funds).  In addition, if a percentage restriction or policy is met at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated in this Prospectus, will not constitute a deviation from the restriction or policy.  Under the fundamental investment restrictions:
(1)	The Fund will not invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities, of issuers engaged in any single industry or group of industries. For purposes of this restriction, neither the Fund’s investments in Portfolio Hedge Funds generally nor its investments in Portfolio Hedge Funds following the same general strategy (e.g., Credit, Fixed Income Relative Value, etc.) are deemed to be an investment in a single industry or group of industries.
(2)	The Fund will not issue senior securities representing stock, except that, to the extent permitted by the Investment Company Act, (a) the Fund may borrow money from banks, brokers and other lenders to finance portfolio transactions and engage in other transactions involving the issuance by the Fund of “senior securities” representing indebtedness, (b) the Fund may borrow money from banks for cash management purposes, temporary or emergency purposes or in connection with repurchases of, or tenders for, Shares and (c) the Fund may enter into derivative transactions, such as total return swaps, options and futures, in accordance with the Investment Company Act and the interpretations of that Act.
(3)	The Fund will not underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

(4)	The Fund will not make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund’s investment policies.
(5)	The Fund will not purchase or sell commodities or commodity contracts, except that it may purchase and sell foreign currency, options, futures and forward contracts, including those related to indices, and options on indices, and may invest in commodity pools and other entities (including, but not limited to, Portfolio Hedge Funds) that purchase and sell commodities and commodity contracts.
(6)	The Fund will not purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies or Portfolio Hedge Funds that invest or deal in real estate.
The Investment Manager will not cause the Fund to make loans to or receive loans from the Investment Manager or its affiliates, except to the extent permitted by the Investment Company Act, an exemption from the Investment Company Act, or as otherwise permitted by applicable law.  The Fund and the Portfolio Hedge Funds in which the Fund invests may effect brokerage transactions through affiliates of the Investment Manager, subject to compliance with the Investment Company Act and other applicable laws.

Certain Risk Factors
General
The value of the Fund’s total net assets fluctuates in response to fluctuations in the value of the Portfolio Hedge Funds in which the Fund invests, and the Fund could sustain substantial losses.  An investment in the Fund should only be made by investors who have sufficient capital to sustain the loss of their entire investment in the Fund.  Because the Fund intends to invest substantially all of its assets in Portfolio Hedge Funds, risks described below in respect of Portfolio Hedge Funds create corresponding risk to the Fund.
Strategy Related Risks
Discussed below are certain of the investment strategies expected to be employed by Portfolio Hedge Funds and the principal risks that the Fund believes are associated with those strategies.  These risks will, in turn, have an effect on the Fund.
Credit.  The primary risks in directional credit markets are interest rate risk, liquidity risk and fundamental credit risk.  Interest rate risk can have a positive or negative impact on credit prices depending on the characteristics of the credit instrument.  Liquidity risk can be characterized by a widening in bid-ask spreads and difficulty buying or selling the security.  Fundamental credit risk is the creditworthiness of the underlying borrower to pay scheduled interest payments and return principal.

Fixed Income Relative Value.  The primary risks in fixed income relative value strategies are liquidity risk and financing risk. Relative value trades are generally comprised of being long a less liquid, less well understood security and short a more liquid more trafficked security or securities. During liquidity crises, the long portions of relative value trades often widen out on a spread basis relative to their more liquid short creating mark-to-market losses in the trades. Financing risk surrounds the underlying manager’s ability to maintain credit facilities in order to maintain trades through challenged market environments.
Long/Short Credit.  The primary risks in long/short credit trades are liquidity risk and fundamental credit risk. Liquidity risk can be characterized by a widening in bid-ask spreads and difficulty buying or selling the security. Fundamental credit risk is present in both the long and the short positions in trade construction. Fundamental risk is the risk that the manager’s research and view on a credit is wrong, cause the position or positions to move against the trade.
Emerging Markets Relative Value Fixed Income.  The primary risks in emerging markets relative value fixed income strategies are liquidity risk, financing risk, currency risk, and government/political risk. Relative value fixed income trades are generally comprised of being long a less liquid, less well understood security and short a more liquid more trafficked security or securities. During liquidity crises, the long portions of relative value fixed income trades often widen out on a spread basis relative to their more liquid short creating mark-to-market losses in the trades. Financing risk surrounds the underlying manager’s ability to maintain credit facilities in order to maintain trades through challenged market environments.  Currency risk exists as the strategy can express positions via non-USD denominated currencies, although typically all foreign currency positions are hedged back to the USD.  Government/political risk may exist in securities that reference entities in countries with unclear political situations, government policies, or regulatory conditions.
Event Driven Credit.   As event driven credit trades are typically monetized after a specific event occurs, the key risks to this strategy are timing risk and event risk. Timing risk is the risk of incorrectly predicting the timing of an event. This extension will harm the trade’s expected time-weighted rate of return. Event risk is the risk that the expected event does not take place or does not take place in the manner foreseen by the manager. This may change the value of a security whose value is considered linked in some fashion to the event in question.
Fund of Hedge Funds Risks
General Economic and Market Conditions.  The success of the Fund’s activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances.  These factors may affect the level and volatility of security prices and liquidity of the Fund’s investments.  Unexpected volatility or illiquidity could impair the Fund’s profitability or result in its suffering losses.
Liquidity Risk. The Fund is subject to the risk of that its investments may be illiquid and may not allow for Member repurchases on a schedule preferred by a particular investor.  The Fund’s anticipated repurchase procedures are designed to match its repurchase process to the liquidity or illiquidity of the Portfolio Hedge Funds, but no assurance can be provided that repurchases will be completed to Members’ satisfaction.  As the Fund does not have a policy not to invest in Portfolio Hedge Funds that have the ability to create side pockets, the Fund is subject to the risk that such Portfolio Hedge Funds may place all or a portion of the Fund’s investment in a side pocket the liquidity of which may be significantly delayed and difficult to foresee, which can result in the inability of Members to have their Shares repurchased by the Fund in the ordinary course.  See also “Illiquid Investments” and “Limited Liquidity and Limited Availability of Portfolio Hedge Fund Investments” below.

Highly Volatile Markets.  The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile.  Price movements of forward, futures and other derivative contracts in which a Portfolio Hedge Fund’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies.  In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options.  Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.  A Portfolio Hedge Fund also is subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.  Investments by the Portfolio Hedge Funds in corporate equity and debt securities, whether publicly traded or privately placed, are subject to inherent market risks and fluctuations as a result of company earnings, economic conditions and other factors beyond the control of the Portfolio Hedge Fund Manager.  The public equity markets have in the recent past experienced significant price volatility, especially in the technology sector.
No Coordination.  Investment decisions for the Portfolio Hedge Funds are made by the Portfolio Hedge Fund Managers independently of each other.  Consequently, at any particular time, one Portfolio Hedge Fund may be purchasing interests in an issuer that at the same time are being sold by another Portfolio Hedge Fund.  Investing by Portfolio Hedge Funds in this manner could cause the Fund to incur certain transaction costs without accomplishing any net investment result.
Lack of Diversification.  To the extent that the portfolio of a Portfolio Hedge Fund is not diversified with respect to issuers in any specific category of issuers, the risk associated with any investment decision made by its Portfolio Hedge Fund Manager is increased.
Bonds and Other Fixed Income Securities.  Portfolio Hedge Funds may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities.  Portfolio Hedge Funds will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity.  Fixed income securities include, among other securities:  bonds, notes and debentures issued by U.S. and non-U.S. corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities (“U.S. Government securities”) or by a non-U.S. government (often referred to as “sovereign debt”); municipal securities; and mortgage-backed and asset-backed securities.  These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations.  Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).  In particular, the current U.S. “debt ceiling” crisis of 2011 has resulted in speculation about a possible downgrade in the rating of U.S. Government securities and the potential for default by the U.S. Government on such securities, either of which would be likely to have widespread negative consequences for the global economy as well as for the investment activities of the Portfolio Hedge Funds and the Fund.

Junk bonds.  Portfolio Hedge Funds may invest in both investment grade and non-investment grade (commonly referred to as junk bonds) debt securities.  Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default.  Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than issuers of higher grade debt securities.  An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default.  In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.
Non-U.S. Securities.  The Fund has no geographic limitations.  Portfolio Hedge Funds may invest in securities of non-U.S. issuers.  Non-U.S. securities in which Portfolio Hedge Funds may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets.  Investments in non-U.S. securities are subject to risks generally viewed as not present in the United States.  These risks include:  varying custody, brokerage and settlement practices; difficulty in pricing of securities; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities than in the United States; the lack of availability of financial information regarding a non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; less liquidity and more volatility in non-U.S. securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries.  Moreover, governmental issuers of non-U.S. securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated.  Investment in non-U.S. countries typically also involves higher brokerage and custodial expenses than does investment in U.S. securities.  Other risks of investing in non-U.S. securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other non-U.S. or U.S. laws or restrictions, or devaluations of non-U.S. currencies.  A decline in the exchange rate would reduce the value of certain of a Portfolio Hedge Fund’s foreign currency denominated portfolio securities irrespective of the performance of the underlying investment.  A Portfolio Hedge Fund may also incur costs in connection with conversion between various currencies.  The risks associated with investing in non-U.S. securities may be greater with respect to those issued by companies located in emerging industrialized or less developed countries.  Risks particularly relevant to emerging markets may include higher dependence on exports and the corresponding importance of international trade, greater risk of inflation, greater controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in and control over the economies, governmental decisions to cease support of economic reform programs or to impose centrally planned economies, and less developed corporate laws regarding fiduciary duties of officers and directors and protection of investors.

Forward contracts.  A Portfolio Hedge Fund may enter into forward currency exchange contracts (“forward contracts”) for hedging and non-hedging purposes in pursuing its investment objective.  Forward contracts are transactions involving a Portfolio Hedge Fund’s obligation to purchase or sell a specific currency at a future date at a specified price.  Forward contracts may be used by a Portfolio Hedge Fund for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when a Portfolio Hedge Fund anticipates purchasing or selling a non-U.S. security.  This technique would allow the Portfolio Hedge Fund to “lock in” the U.S. dollar price of the security.  Forward contracts may also be used to attempt to protect the value of a Portfolio Hedge Fund’s existing holdings of non-U.S. securities.  Imperfect correlation may exist, however, between a Portfolio Hedge Fund’s non-U.S. securities holdings and the forward contracts entered into with respect to those holdings.  Forward contracts may be used for non-hedging purposes in seeking to meet a Portfolio Hedge Fund’s investment objective, such as when the manager of a Portfolio Hedge Fund anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Portfolio Hedge Fund’s investment portfolio.  Generally, Portfolio Hedge Funds are subject to no requirement that they hedge all or any portion of their exposure to foreign currency risks, and there can be no assurance that hedging techniques will be successful if used.
Non-Diversified Status.  The Fund is a “non-diversified” investment company for purposes of the Investment Company Act, which means that the Fund is not subject to percentage limitations under the Investment Company Act on the percentage of its assets that may be invested in the securities of any one issuer.  The Fund’s net asset value may therefore be subject to greater volatility than that of an investment company that is subject to such diversification standards.
Leverage.  Some or all of the Portfolio Hedge Funds may make margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks (i.e., through credit facilities, lines of credit, or other margin or borrowing arrangements) for investment purposes.  Use of leverage in this manner is speculative and involves certain risks.  The Fund may borrow money in connection with its investment activities, for cash management purposes, to fund the repurchase of Shares or for temporary or emergency purposes.  Although not currently anticipated, the Fund may from time to time, for tax compliance reasons, enter into a line of credit in order to make purchases of U.S. Government securities.  In general, the use of leverage by Portfolio Hedge Funds or the Fund will increase the volatility of the Portfolio Hedge Funds or the Fund.  The Investment Company Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness or upon its payment of a distribution (the “Asset Coverage Requirement”).  This requirement means that the value of the investment company’s total indebtedness may not exceed one-third the value of its total assets (including the indebtedness).  In applying this limit to the Fund, the Fund will take into account the net asset value of its interest in hedge funds and other pooled investment vehicles but not any debt incurred by such vehicles.  Accordingly, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Portfolio Hedge Funds and the volatility of the value of Shares may be correspondingly increased.  Under the Investment Company Act, certain holders of senior securities would be provided with special rights, including voting rights, in the event that the Fund failed to maintain asset coverage of 100% of indebtedness, including amounts borrowed, for a period exceeding twelve months.  In seeking leveraged market exposure in certain investments and in attempting to increase overall returns, a Portfolio Hedge Fund may purchase options and other synthetic instruments that do not constitute “indebtedness” for purposes of the Asset Coverage Requirement.  These instruments may nevertheless involve significant economic leverage and may, in some cases, involve significant risks of loss.

Short Sales.  A Portfolio Hedge Fund may attempt to limit its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that its Portfolio Hedge Fund Manager believes possess volatility characteristics similar to those being hedged.  A Portfolio Hedge Fund may also use short sales for non-hedging purposes to pursue its investment objectives if, in the Portfolio Hedge Fund Manager’s view, the security is over-valued.  Short selling is speculative in nature and, in certain circumstances, can substantially increase the effect of adverse price movements on a Portfolio Hedge Fund’s portfolio.  A short sale of a security involves the risk of an unlimited increase in the market price of the security that can in turn result in an inability to cover the short position and a theoretically unlimited loss.  No assurance can be given that securities necessary to cover a Portfolio Hedge Fund’s short position will be available for purchase.
Reverse Repurchase Agreements.  Reverse repurchase agreements involve a sale of a security by a Portfolio Hedge Fund to a bank or securities dealer and the Portfolio Hedge Fund’s simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date.  These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Portfolio Hedge Fund.  Reverse repurchase transactions are a form of leverage that may increase the volatility of a Portfolio Hedge Fund’s investment portfolio.
Special Investment Instruments and Techniques.  Portfolio Hedge Funds may utilize a variety of special investment instruments and techniques described below to hedge the portfolios of the Portfolio Hedge Funds against various risks, such as changes in interest rates or other factors that affect security values, or for non-hedging purposes in seeking to achieve a Portfolio Hedge Fund’s investment objective.  The Investment Manager, on behalf of the Fund, also may use these special investment instruments and techniques for either hedging or non-hedging purposes.  These strategies may be executed through derivative transactions.  Instruments used and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur.  Certain of these special investment instruments and techniques are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Derivatives.  Some or all of the Portfolio Hedge Funds may invest in, or enter into, derivatives or derivatives transactions (“Derivatives”).  Derivatives are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate.  Derivatives entered into by a Portfolio Hedge Fund can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular Derivative and the portfolio of the Portfolio Hedge Fund.  Derivatives permit a Portfolio Hedge Fund Manager to increase or decrease the level of risk of an investment portfolio, or change the character of the risk to which an investment portfolio is exposed in much the same way as the manager can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making investments in specific securities.  Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in Derivatives could have a large potential effect on performance of a Portfolio Hedge Fund.  If a Portfolio Hedge Fund invests in Derivatives at inopportune times or incorrectly judges market conditions, the investments may reduce the return of the Portfolio Hedge Fund or result in a loss.  A Portfolio Hedge Fund also could experience losses if Derivatives are poorly correlated with its other investments, or if the Portfolio Hedge Fund is unable to liquidate the position because of an illiquid secondary market.  The market for many Derivatives is, or suddenly can become, illiquid.  Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for Derivatives.
Options and Futures.  Portfolio Hedge Funds may utilize options and futures contracts and so-called “synthetic” options or other Derivatives written by broker-dealers or other permissible financial intermediaries.  Options transactions may be effected on securities exchanges or in the over-the-counter market.  When options are purchased over-the-counter, the Portfolio Hedge Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract.  Options may also be illiquid and, in such cases, the Portfolio Hedge Fund may have difficulty closing out its position.  Over-the-counter options also may include options on baskets of specific securities.  Portfolio Hedge Funds may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes in pursuing the investment objectives of the Portfolio Hedge Funds.  A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option.  A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option.  A covered call option is a call option with respect to which the seller of the option owns the underlying security.  The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security.  A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the books of or with a custodian to fulfill the obligation undertaken.  The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security while depriving the seller of the opportunity to invest the segregated assets.
Portfolio Hedge Funds may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security.  In such a case, the Portfolio Hedge Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

Portfolio Hedge Funds may enter into futures contracts in U.S. markets or on exchanges located outside the United States.  Non-U.S. markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States.  Non-U.S. markets, however, may have greater risk potential than U.S. markets.  For example, some non-U.S. exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract.  In addition, any profits realized could be eliminated by adverse changes in the exchange rate, and the Fund or a Portfolio Hedge Fund could incur losses as a result of those changes.  Transactions on non-U.S. exchanges may include both commodities that are traded on U.S. exchanges and those that are not.  Unlike trading on U.S. commodity exchanges, trading on non-U.S. commodity exchanges is not regulated by the CFTC.
Engaging in transactions in futures contracts involves risk of loss to the Portfolio Hedge Fund that could adversely affect the value of the Fund’s net assets.  No assurance can be given that a liquid market will exist for any particular futures contract at any particular time.  Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day.  Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.  Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Portfolio Hedge Fund to substantial losses.  Successful use of futures also is subject to the Portfolio Hedge Fund Manager’s ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures contract.
Futures and related options transactions by the Fund must constitute permissible transactions pursuant to regulations promulgated by the CFTC.  The Investment Manager is relying on CFTC Rule 4.5 with respect to its operation of the Fund and, accordingly, is not subject to registration or regulation as a commodity pool operator with respect to its operation of the Fund.  In addition, the CFTC has adopted amendments to Rule 4.5 that could limit the scope or nature of the Fund’s commodities and futures activities in order for the Investment Manager to rely on the Rule 4.5 exemption.  Registration with the CFTC also could be an option under those circumstances but can be expected to limit at least some activities of the Fund and increase its operating expenses.
Swap Agreements.  A Portfolio Hedge Fund may enter into equity, interest rate, index and currency rate swap agreements.  These transactions will be undertaken in attempting to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if a Portfolio Hedge Fund had invested directly in the asset that yielded the desired return.  Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year.  In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor.  The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index.

Most swap agreements entered into by a Portfolio Hedge Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.”  Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”).  The risk of loss with respect to swaps is limited to the net amount of interest payments that the Portfolio Hedge Fund is contractually obligated to make.  If the other party to a swap defaults, the Portfolio Hedge Fund’s risk of loss consists of the net amount of payments that the Portfolio Hedge Fund contractually is entitled to receive.
Lending Portfolio Securities.  Portfolio Hedge Funds may lend their securities to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions.  The lending Portfolio Hedge Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Portfolio Hedge Fund an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral.  A substitute dividend payment received in a stock lending transaction will not qualify for the preferential tax rates for non-corporate taxpayers that is otherwise available on certain dividends.  In connection with any such transaction, the Portfolio Hedge Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities.  A Portfolio Hedge Fund might experience loss if the institution with which the Portfolio Hedge Fund has engaged in a portfolio loan transaction breaches its agreement with the Portfolio Hedge Fund.
Illiquid Investments.  Portfolio Hedge Funds may invest a portion of the value of their total assets in investments that are illiquid.  If adverse market conditions develop during this period before the investment may be sold, a Portfolio Hedge Fund might obtain a less favorable price than the price that prevailed when the Portfolio Hedge Fund decided to sell.  Portfolio Hedge Funds may be unable to sell illiquid securities at the most opportune times or at prices approximating the value at which they purchased the securities.  The Fund’s interests in Portfolio Hedge Funds are themselves illiquid and generally are subject to substantial restrictions with respect to redemptions or withdrawals and on transfer.  These restrictions may adversely affect the Fund were it to have to sell or redeem those interests at an inopportune time.  In particular, the Fund may invest its assets in Portfolio Hedge Funds that permit the managers of such Portfolio Hedge Funds to designate certain portfolios as “special situation” (sometimes called “side-pocket”) portfolios with additional redemption limitations.  Investors in these Portfolio Hedge Funds (including the Fund) therefore could be required to hold their interests relating to such designated portfolios for an extended period of time, even after having redeemed all other interests in the particular Portfolio Hedge Fund.  The Fund expects, however, that the portion of the Fund’s  interests in such side–pocket portfolios will not be significant, given the Investment Manager’s due diligence process and assessment of whether a Portfolio Hedge Fund has the authority to form side pockets, whether it has instituted a side pocket in the past, how it responded to market crises or times of turmoil or illiquidity.

Counterparty Credit Risk.  Many of the markets in which Portfolio Hedge Funds effect their transactions are “over-the-counter” or “interdealer” markets.  The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange-based” markets.  To the extent a Portfolio Hedge Fund invests in swaps, Derivatives or synthetic instruments, or other over-the-counter transactions in these markets, the Portfolio Hedge Fund will take credit risk with regard to parties with which it trades and also may bear the risk of settlement default.  These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries.  Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject a Portfolio Hedge Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem.  Such “counterparty risk” is increased for contracts with longer maturities when events may intervene to prevent settlement.  Although a Portfolio Hedge Fund may seek to limit its risks through arrangements for the maintenance of collateral, the ability of a Portfolio Hedge Fund to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Portfolio Hedge Fund.
Management Risks
The Investment Manager.  The Fund’s success depends on the ability of the Investment Manager to select successful Portfolio Hedge Fund Managers, and its ability to gain access to invest in any particular Portfolio Hedge Fund.  There can be no assurance that the Investment Manager will be able to do so.
No or Limited Operating History; Registration as an Investment Company.  As of the date of this Prospectus, the Fund has no operating history.  For prospective Members who review this Prospectus after the Fund has commenced operations, the Fund will have limited operating history.  The Investment Manager has previously managed unregistered funds and accounts but has not previously managed a registered investment company.  Due to additional regulations applicable to the Fund given that it is a registered investment company, the Investment Manager may be restricted in some ways from managing the Fund with the same methodologies as with the unregistered funds and accounts that it manages.  There can be no assurance that the Fund will successfully implement its investment program.
Small Size of the Fund.  The Fund is newly formed and its small size may adversely affect its performance.  The Fund may be less able to negotiate favorable terms with Portfolio Hedge Funds.  During any period in which the Fund has assets of less than $25 million, it may have limited or no ability to make new investments in Portfolio Hedge Funds that rely on certain provisions of the Investment Company Act to avoid registration requirements.  During such periods, the Fund may be more likely to hold cash or cash equivalents, to invest in exchange-traded funds, or otherwise invest in issuers other than Portfolio Hedge Funds.
Portfolio Hedge Fund Manager Misconduct or Bad Judgment.  The Investment Manager will have no, or only limited, access to information regarding the activities of Portfolio Hedge Fund Managers.  Furthermore, the Investment Manager cannot guarantee the accuracy or completeness of such information.  As a consequence, it will be difficult, if not impossible, for the Investment Manager to protect the Fund from the risk of Portfolio Hedge Fund Manager fraud, misrepresentation or material strategy alteration.  Members themselves will have no direct dealings or contractual relationships with the Portfolio Hedge Fund Managers.  Failure by a Portfolio Hedge Fund or a Portfolio Hedge Fund Manager to comply with applicable laws and regulations could result in losses to the Fund.  In particular, the SEC has recently investigated several investment funds in connection with potential insider trading.  The performance of the Fund could be adversely affected if a Portfolio Hedge Fund in which it invests became the subject of such an investigation.

Performance-Based Compensation.  Each Portfolio Hedge Fund Manager generally will be entitled to receive a performance fee, generally between 10-20% of the net profits or similar measure, with respect to the Portfolio Hedge Fund that it manages.  Performance-based fees or allocations may create an incentive for the Portfolio Hedge Fund Managers to make investments that are riskier or more speculative than those that might have been made in the absence of such arrangements.  In addition, because the performance-based fees or allocations are generally calculated on a basis that includes realized and unrealized appreciation, these allocations may be greater than if they were based solely on realized gains.  There can be no assurance that such gains will, in fact, ever be recognized.  Furthermore, the valuation of unrealized gain and loss may be subject to material subsequent revision.  A Portfolio Hedge Fund Manager will receive any performance compensation to which it is entitled, irrespective of the performance of the other Portfolio Hedge Funds and the Fund generally.  Thus, a Portfolio Hedge Fund Manager with positive performance may receive performance compensation from the Fund, as an investor in an underlying Portfolio Hedge Fund, and indirectly from the Fund’s investors, even if the Fund’s overall returns are negative.
Reliance on Corporate Management and Financial Reporting.  Many of the strategies implemented by the Portfolio Hedge Funds rely on the financial information made available by the issuers in which the Portfolio Hedge Funds invest.  Portfolio Hedge Fund Managers generally have no ability to independently verify the financial information disseminated by the thousands of issuers in which the Portfolio Hedge Funds invest and are dependent upon the integrity of both the management of these issuers and the financial reporting process in general.  Recent events have demonstrated the material losses which investors can incur as a result of corporate mismanagement, fraud and accounting irregularities.
Loss of Portfolio Hedge Fund Manager Principals.  Certain Portfolio Hedge Fund Managers may have only one or a limited number of principals.  If the services of any of such principals became unavailable, a Portfolio Hedge Fund might sustain losses that would adversely affect the Fund.
Market Participant Risk.  The institutions, including brokerage firms and banks, with which a Portfolio Hedge Fund trades or invests, may encounter financial difficulties that impair the operational capabilities or the capital position of such Portfolio Hedge Fund.  The Fund will have no control whatsoever over the counterparties or brokers used by the Portfolio Hedge Funds.
Exchange-traded Funds; Other Investment Companies.  The Fund may, from time to time, invest in securities of other investment companies, such as open-end or closed-end management investment companies, including exchange-traded funds, or in pooled accounts, or other unregistered accounts or investment vehicles to the extent permitted by the Investment Company Act and the rules and regulations thereunder and any exemptive relief therefrom.  The Fund may invest in other investment companies to gain broad market exposure, including during periods when it is temporarily unable to invest in Portfolio Hedge Funds that the Investment Manager deems suitable, has large amounts of uninvested cash, or when the Investment Manager believes share prices of such investment companies offer attractive values. As a shareholder of an investment company or other pooled vehicle, the Fund will indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Fund pays its service providers.

Fund Structure; Fund of Hedge Funds Risks
Portfolio Hedge Funds generally will not be registered as investment companies under the Investment Company Act.  The Fund, as an investor in Portfolio Hedge Funds, will not have the benefit of the protections afforded by the Investment Company Act to investors in registered investment companies.  While the Investment Manager in many cases expects to obtain negotiated arrangements that provide for regular reporting of performance and portfolio data by Portfolio Hedge Funds, at times the only means of obtaining independent verification of performance data will be reviewing the Portfolio Hedge Fund’s annual audited financial statements.  Absent such negotiated arrangements (or as may otherwise be provided in the Portfolio Hedge Fund’s governing documents), Portfolio Hedge Funds are not contractually or otherwise obligated to inform their investors, including the Fund, of details surrounding their investment strategies.  This means, for example, that if two or more of the Fund’s Portfolio Hedge Funds were to invest significantly in the same company or industry, the Fund’s investments could be “concentrated” in that company or industry without the Investment Manager having had the opportunity to assess the risks of such concentration.  A Portfolio Hedge Fund may use investment strategies that are not fully disclosed to the Investment Manager, which may involve risks under some market conditions that are not anticipated by the Investment Manager.  The performance of the Fund depends on the success of the Investment Manager in selecting Portfolio Hedge Funds for investment by the Fund and the allocation and reallocation of the Fund’s assets among those Portfolio Hedge Funds.
Each Portfolio Hedge Fund Manager will receive any performance-based compensation to which it is entitled irrespective of the performance of the other Portfolio Hedge Fund Managers and the Fund generally.  As a result, a Portfolio Hedge Fund Manager with positive performance will receive performance compensation from the Fund, as an investor in the underlying Portfolio Hedge Fund, and indirectly from its Members, even if the Fund’s overall returns are negative.  Investment decisions of the Portfolio Hedge Funds are made by the Portfolio Hedge Fund Managers independently of each other so that, at any particular time, one Portfolio Hedge Fund may be purchasing shares of an issuer whose shares are being sold at the same time by another Portfolio Hedge Fund.  Transactions of this sort could result in the Fund directly or indirectly incurring certain transaction costs without accomplishing any net investment result.  Because the Fund may make additional investments in or withdrawals from Portfolio Hedge Funds only at certain times according to limitations set out in the governing documents of the Portfolio Hedge Funds (or in such negotiated “side letter” or similar arrangements as the Investment Manager may be able to enter into with the Portfolio Hedge Fund on behalf of the Fund), the Fund from time to time may have to invest some of its assets temporarily in money market securities or money market funds, among other similar types of investments.

For the Fund to complete its tax reporting requirements and to provide an audited annual report to Members, it must receive timely information from the Portfolio Hedge Funds to which it has allocated capital.  A Portfolio Hedge Fund delay in providing this information would delay the Fund’s tax reporting to Members and the delivery of the audited annual report for Members.
Portfolio Hedge Funds may permit or require that redemptions of interests be made in kind.  Upon its withdrawal of all or a portion of its interest in a Portfolio Hedge Fund, the Fund may receive securities that are illiquid or difficult to value.  In such a case, the Investment Manager would seek to cause the Fund to dispose of these securities in a manner that is in the best interests of the Fund.  The Fund may not be able to withdraw from a Portfolio Hedge Fund except at certain designated times, limiting the ability of the Investment Manager to withdraw assets from a Portfolio Hedge Fund that may have poor performance or for other reasons.  The Fund also may be subject to fees imposed on withdrawals from the Portfolio Hedge Funds, especially with respect to “early withdrawals” made within a particular time period, such as one year, after its initial investment in a particular Portfolio Hedge Fund.
Portfolio Hedge Funds typically agree to indemnify their Portfolio Hedge Fund Managers and related parties from any liability, damage, cost or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the interests in the Portfolio Hedge Fund or operation of the Portfolio Hedge Fund.
Other risks that the Fund believes are associated with the Fund’s structure include:
Layering of Fees.  The Fund is subject to a layering of fees, inasmuch as each Portfolio Hedge Fund Manager, as well as the Investment Manager, charges fees.  The combined effect of this double level of fees may have a material effect on performance over time.
Not Intended as a Vehicle for Current Income.  Unlike some fixed income-oriented investments, the Fund is not designed to serve as a provider of current income to the Members.  This is because many of the Portfolio Hedge Funds in which the Fund invests will not ordinarily make cash distributions to the Fund, but rather will reinvest such distributions in underlying assets.  As a result, the Fund is not anticipated to have amounts of cash that would be necessary for it to serve as a provider of current income to Members, unless the Fund were to make withdrawals from the Portfolio Hedge funds, hold more cash uninvested than is envisioned for the Fund’s portfolio, borrow cash temporarily, or take other measures to maintain sufficient cash.  Because of its tax treatment, however, the Fund must make certain annual distributions to Members.  The Fund has adopted a policy under which all distributions (other than as a result of Member withdrawals) that would otherwise be payable to the Member will be automatically reinvested in the Fund for the Member’s account at net asset value, unless the Member specifically elects to receive cash.  Such reinvested distributions will be taxable to Members as dividends, and such Members should not expect to receive cash from the Fund in amounts necessary to pay such tax.  The Fund may be adversely affected if a significant portion of the Members elect to receive cash in lieu of reinvesting in the Fund.

Conflicts of Interest.  Certain inherent conflicts of interest may arise from the Investment Manager carrying on investment or other activities for itself and for clients.  The Investment Manager may engage in other business activities and manage the accounts of clients other than the Fund and the investment strategy for such other clients may vary from that of the Fund.  The Investment Manager will not be required to refrain from any other activity nor disgorge any profits from any such activity and will not be required to devote all or any particular part of its time and effort to the Investment Manager and its affairs.  Personnel of the Investment Manager (including those who provide investment advisory services to the Fund) serve as portfolio managers to certain clients and registered and unregistered investment companies that may utilize an investment program that is substantively similar to that of the Fund.  In addition, the Investment Manager currently serves, or may in the future serve, as investment adviser to other registered investment companies, unregistered investment companies or accounts (including proprietary accounts), some of which provide for incentive compensation (such as performance fees).  Consequently, the Investment Manager’s investment management activities may present conflicts between the interests of the Fund and those of the Investment Manager and, potentially, among the interests of various accounts managed by the Investment Manager principally with respect to allocation of investment opportunities among similar strategies.  Further, for regulatory reasons, the Fund may not be able to participate in certain investments made by the private funds and accounts managed by the Investment Manager, and, based on its compensation arrangements, the Investment Manager may have an incentive to exclude the Fund from such investments.  The Investment Manager has adopted policies and procedures, including a trade allocation policy, to address or mitigate these conflicts of interest and comply with the aforementioned regulatory requirements.
Valuation.  The Fund values its investments in Portfolio Hedge Funds or its other assets (if any) at fair value in accordance with procedures established by the Board.  Under these procedures, fair value as of each month-end ordinarily will be the value determined as of such month-end for each Portfolio Hedge Fund in accordance with the Portfolio Hedge Fund’s valuation policies and reported at the time of the Fund’s valuation.  A Portfolio Hedge Fund Manager may face a conflict of interest with respect to these reported valuations as they will affect the Portfolio Hedge Fund Manager’s compensation.  In addition, the net asset values or other valuation information received by the Investment Manager from the Portfolio Hedge Funds will typically be “estimated” only, subject to revision through the end of each Portfolio Hedge Fund’s annual audit.  Revisions to the gain and loss calculations of each Portfolio Hedge Fund will be an ongoing process, and no net capital appreciation or depreciation figure can be considered final as to a Portfolio Hedge Fund until its annual audit is completed.  Such revisions at the Portfolio Hedge Fund level, however, will not affect the Fund’s previously determined net asset value and will not, for example, affect the value of Shares repurchased by the Fund or purchased by investors prior to any such revision.  Rather, adjustment to the Fund’s net asset value will be made only after the relevant revision at the Portfolio Hedge Fund level, and any such subsequently adjusted valuation will be entirely for the benefit of the holders of the outstanding Shares of the Fund and to the detriment of Members who previously had their Shares repurchased at a net asset value lower than the adjusted amount.  New Members will be affected in a similar way, because the same principles apply to the purchase of Shares.
Limited Liquidity and Limited Availability of Portfolio Hedge Fund Investments.  Among the principal disadvantages and risks inherent in the Fund’s fund-of-hedge-funds structure are the restrictions imposed on the Investment Manager’s asset allocation flexibility and risk control as a result of the limited liquidity of the Portfolio Hedge Funds, as well as their limited availability to accept investments from the Fund.  The Fund could be unable to withdraw its capital from a Portfolio Hedge Fund for some months despite major losses being incurred or after the Investment Manager has determined that the Portfolio Hedge Fund Manager operating such Portfolio Hedge Fund has deviated from its announced trading policies and strategy.  This may restrict the Investment Manager’s ability to reallocate the Fund’s assets in a timely manner in response to changing market circumstances.  Furthermore, under certain circumstances, a Portfolio Hedge Fund may impose limitations on the Fund’s ability to fully exercise its redemption rights by suspending redemptions, imposing “gates,” and/or by making distributions in-kind.

Portfolio Hedge Fund Manager Changes.  Portfolio Hedge Fund Managers may be changed without advance notice to Members, including between the time an investor subscribes and the time his subscription is invested in the Shares.  Investors will not be informed in advance of the allocations or reallocations of the Fund’s assets among the different Portfolio Hedge Funds.
Portfolio Turnover.  Portfolio Hedge Funds are not generally restricted in effecting transactions by any limitation with regard to their respective portfolio turnover rates.  In light of the Portfolio Hedge Funds’ investment objectives and policies, it is likely that the portfolio turnover rates of a number of the Portfolio Hedge Funds may exceed 100% per annum, which will result in significant transaction costs for such Portfolio Hedge Funds and, therefore, the Fund.
Ability to Invest Directly.  An investor in the Fund meeting the eligibility conditions imposed by the Portfolio Hedge Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Fund, could invest directly in the Portfolio Hedge Funds.  By investing in the Portfolio Hedge Funds indirectly through the Fund, an investor bears a portion of the Investment Manager’s Management Fee and other expenses of the Fund, and also indirectly bears a portion of the asset-based fees, performance compensation and other expenses borne by the Fund as an investor in the Portfolio Hedge Funds.
Investments in Non-Voting Stock.  To the extent the Fund holds a Portfolio Hedge Fund’s non-voting securities (or voting securities as to which voting rights have been waived), it will not be able to vote on matters that require the approval of the investors in the Portfolio Hedge Fund, including on matters that could adversely affect the Fund’s investment in the Portfolio Hedge Fund.  The Fund may invest without limit in such non-voting interests, and may do so for several reasons.  It is not uncommon for Portfolio Hedge Funds to offer only non-voting shares or shares having a limited ability to vote.  The Fund also may, for regulatory reasons such as to avoid potential affiliation issues, limit the amount of voting securities it holds in any particular Portfolio Hedge Fund, and may as a result hold all or a substantial portion of its interests in non-voting form.  Such affiliation issues, should they arise, could be interpreted to restrict the Portfolio Hedge Fund from engaging in transactions with the Fund and could limit the range of Portfolio Hedge Funds in which the Fund may invest.  This may entail the Fund subscribing for a class of securities that is not entitled to vote or contractually waiving its voting rights.  The Investment Manager, rather than the Board, typically makes the decision on behalf of the Fund to make such investments.  The Board will periodically review such decisions to determine whether the Fund remains appropriately protected despite such waiver, such as may be the case when a Portfolio Hedge Fund has no history of investor votes.
Control Positions.  Portfolio Hedge Funds may take control positions in companies, including through conversion of convertible debt instruments.  The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations.  In addition, the act of taking a control position, or seeking to take such a position, may itself subject a Portfolio Hedge Fund to litigation by parties interested in blocking it from taking that position.  If those liabilities were to arise, or such litigation were to be resolved adverse to the Portfolio Hedge Funds, the investing Portfolio Hedge Funds likely would suffer losses on their investments.

Regulation

Absence of Regulation.  The Portfolio Hedge Funds will not be registered as investment companies under the Investment Company Act and the Fund, as an investor in these Portfolio Hedge Funds, will not have the benefit of the protections afforded by the Investment Company Act to investors in registered investment companies.

Recent Market Events and Government Regulation.  Beginning in September 2008, world financial markets experienced extraordinary market conditions, including, among other things, extreme losses and volatility in securities markets, financial institution failures and default, the failure of credit markets to function and large financial frauds.  Following these severe global market conditions, governmental authorities, agencies and representatives around the world have called for financial system and participant regulatory reform, including additional regulation of investment funds (such as the Portfolio Hedge Funds) and their managers and activities.  Such calls for regulation have included more stringent registration, compliance and risk management requirements, restrictions on certain types of trading (such as equity short sales), the provision and use of leverage, implementation of capital, books and records, reporting, and disclosure requirements (including in respect of leverage ratios, risk indicators, short sales, etc.), and regulation of certain over the-counter trading activity (such as the clearing of certain credit default and other swaps).  Numerous studies and reports have attempted to determine whether (and how) such investment fund activities have contributed to market and financial system instability.  Regulatory reform legislation, often of a broad-based nature, has been approved or introduced in a number of major financial markets, and more is anticipated.  Such regulations may impede the ability of Portfolio Hedge Funds to act in the same manner as they historically have done, or may add expenses that may be indirectly born by the Fund and adversely affect its performance.

Future Changes in Applicable Law.  The ability of the Portfolio Hedge Funds, and, by extension, the Fund, to implement their investment program and conduct their operations, is based on laws and regulations which are subject to change through legislative, judicial or administrative action.  Future legislative, judicial or administrative action could adversely affect the ability of the Portfolio Hedge Funds and the Fund to implement their investment program and conduct their operations.  Since 2012, when certain SEC rulemaking took effect in response to federal legislation, investment managers of size generally have had to register with the SEC and become subject to certain reporting and other public disclosure requirements with respect to private funds.  Adverse effects may include, among other things, higher expenses, adverse effect on performance due to public transparency of certain proprietary information such as trading strategies, a potentially smaller universe over time of Portfolio Hedge Funds that would accept a U.S. investor like the Fund, or constraints on certain trading strategies of Portfolio Hedge Funds such as those involving derivatives.  The Volcker Rule may restrict bank and bank affiliates from investing in hedge funds, which may adversely affect the Portfolio Hedge Funds.  In addition, legislation could be enacted that would change the tax treatment of incentive allocations (or “carried interest”), treating such allocations as ordinary income, which could result in a change in the availability of appropriate investments or in the fee structures of Portfolio Hedge Funds.  It cannot be predicted whether such legislation (or similar legislation) will become law or whether such legislation would have any impact on an investment in the Fund.

Other Risks

Investing in the Fund will involve risks other than those associated with investments made directly by Portfolio Hedge Funds, including those described below:

Dependence on Key Personnel.  The Investment Manager is dependent on the services of its professional staff, and there can be no assurance that it will be able to retain its current portfolio management team.  The departure or incapacity of one or more of those individuals could have a material adverse effect on the Investment Manager’s management of the investment operations of the Fund.

Availability of Investment Opportunities.  The business of identifying and structuring investments of the types contemplated by the Fund is specialized, and involves a high degree of uncertainty.  The availability of investment opportunities generally will be subject to market conditions as well as, in some cases, the prevailing regulatory or political climate.  No assurance can be given that the Investment Manager will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions.  Similarly, identification of attractive investment opportunities by Portfolio Hedge Funds is difficult and involves a high degree of uncertainty.  Even if an attractive investment opportunity is identified by a Portfolio Hedge Fund Adviser, a Portfolio Hedge Fund may not be permitted to take advantage of the opportunity to the fullest extent desired.  Portfolio Hedge Funds sponsored, managed or advised by the Investment Manager and its affiliates may seek investment opportunities similar to those the Fund may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Fund.

Increased Competition in Alternative Asset Investments.  In recent years, there has been a marked increase in the number of, and flow of capital into, investment vehicles established in order to implement alternative asset investment strategies, including the strategies to be implemented by the Fund.  While the precise effect cannot be determined, such increase may result in greater competition for investment opportunities, or may result under certain circumstances in increased price volatility or decreased liquidity with respect to certain positions.  Prospective investors should understand that the Fund may compete with other investment vehicles, as well as investment and commercial banking firms, which have substantially greater resources, in terms of financial resources and research staffs, than may be available to the Fund.

Reliance on Historical Data.  Allocations to individual strategies by the Investment Manager may be selected, among other reasons, because they historically exhibit certain statistical volatility, return and correlation characteristics and, together, are relatively unrelated to the strategies within the Fund.  This strategy allocation is heavily dependent on the Investment Manager’s analysis of historical data, and, in particular, statistical volatility, return and correlation characteristics.  No assurance can be given that the historical parameters will accurately predict future characteristics.  To the extent that future events may vary significantly from these historical parameters upon which the strategy allocation is based, the allocation to Portfolio Hedge Funds may not provide the expected levels of risk, return and volatility and may result in the Fund experiencing significant losses or in the Fund failing to achieve its targeted returns during otherwise favorable market cycles.

Inadequate Return.  No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in the Fund or the Fund’s benchmark.  Investors should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.

Inside Information.  From time to time, a Portfolio Hedge Fund Manager may come into possession of material, non-public information concerning a company in which a Portfolio Hedge Fund has invested, or proposes to invest.  Possession of that information may limit the ability of such Portfolio Hedge Fund to buy or sell securities of the company or, if such material, non-public information is used improperly, result in an investigation of such Portfolio Hedge Fund Manager.

Recourse to the Fund’s Assets.  The assets of the Fund, including its investments and any interest in the Portfolio Hedge Funds held by the Fund, are available to satisfy all liabilities and other obligations of the Fund.  If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.  Generally, the Fund’s liability with respect to Portfolio Hedge Funds will be limited to the amount of its investment therein.  However, the Fund’s potential liability with respect to managed accounts could exceed the Fund’s investment therein.

Possible Exclusion of a Member Based on Certain Detrimental Effects.  Under certain circumstances, the Fund may mandatorily repurchase the Shares held by a Member or other person acquiring Shares from or through a Member.  The effect of these provisions may be to deprive an investor in the Fund of an opportunity for a return even though other investors in the Fund might enjoy such a return.

Limitations on Transfer; No Market for Shares.  No Member will be permitted to transfer his, her or its Shares without the consent of the Fund, which may be granted or withheld in the sole discretion of the Board.  The transferability of Shares will also be subject to certain restrictions contained in the LLC Agreement and imposed under applicable securities laws.  No market currently exists for Shares, and it is not contemplated that one will develop.

Liquidity (Repurchase) Risks.  It is not expected that Shares will be traded on any securities exchange or other market, and Shares will be subject to substantial restrictions on transfer.  Although the Fund may offer to repurchase Shares of the Fund from time to time, a Member investing as of a given date should not expect to be able to fully liquidate its Shares for up to twelve months, and possibly longer.  The Member expects to recommend to the Board that the Fund offer to repurchase Shares in the Fund from Members quarterly, generally only of a portion of a Member’s Shares.  No assurances can be given that these repurchases will occur.  In addition, because each offer to repurchase Shares generally will be limited as to the amount of a Member’s Shares, not all Shares tendered for repurchase in a particular offer may be accepted.  Consequently, Shares should only be acquired by investors able to commit their funds for an indefinite period of time.

With respect to any future repurchase offer, Members tendering Shares for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer.  Members that elect to tender Shares for repurchase will not know the price at which such Shares will be repurchased until after the election to tender becomes irrevocable.  It is possible that during the time period between the day on which a Member elects to tender and the date on as of which the Fund values its assets in connection with such repurchase, general economic and market conditions, or specific events affecting one or more underlying Portfolio Hedge Funds, could cause a decline in the value of Shares in the Fund.

Potential Significant Effect of the Performance of a Limited Number of Investments.  The Fund expects to participate in multiple investments.  The Fund may, however, make investments in a limited number of the Portfolio Hedge Funds and Portfolio Hedge Funds may make investments in a limited number of portfolio companies.  In either instance, these limited number of investments may have a significant effect on the performance of the Fund.

Concentrated Ownership of the Fund’s Shares.  If a large number of the Fund’s Shares were held by one or more Members (“Controlling Members”), approval or disapproval of actions requiring the vote of the Members could be significantly dependent on votes cast or withheld by the Controlling Members.  Consequently, these Controlling Members might be able to cause the Fund to take actions not supported by, and perhaps adverse to the interests of, other Members (e.g., changing the Fund’s investment objective, liquidating the Fund or electing or removing particular Directors).

Tax Risks of Investing in the Fund.  The Fund intends to qualify and be eligible to be treated as a “regulated investment company,” or RIC, under the Internal Revenue Code, which generally will relieve the Fund of any liability for federal income tax to the extent its earnings are distributed to investors.  In order to qualify for treatment as a RIC, the Fund must, among other things, satisfy a diversification, 90% gross income and distribution requirement.  (See “Taxes” below.)  The Fund generally expects to satisfy the requirements to qualify and be eligible to be treated as a RIC, provided that the Master Fund also meets these requirements; the Fund currently expects that the Master Fund will meet these requirements.  Nonetheless, there can be no assurance that either the Fund or the Master Fund will so qualify and be eligible.

Because the Fund will invest substantially all of its assets in the Master Fund, if the Master Fund were to fail to satisfy the diversification, 90% gross income or distribution requirement for treatment as a RIC and were not to cure that failure (as described below), the Fund itself would be unable to satisfy the diversification requirement.

The application of these RIC requirements to certain of the Master Fund’s investments is uncertain.  In particular, among other requirements, in order to qualify as a RIC the Master Fund must derive at least 90% of its gross income each taxable year from sources treated as “qualifying income” under the Code.  Investments in U.S. investment partnerships that invest in certain assets may generate income that is not qualifying income for purposes of this 90% test.  Neither the Fund nor the Master Fund has applied for or received a ruling from the IRS as to its status as a RIC.  If income derived by the Master Fund from its investments in the Portfolio Hedge Funds were not to constitute qualifying income, the Master Fund, and therefore the Fund, might well not qualify as a RIC under the Code.  As a result, there can be no assurance that the Fund or the Master Fund will be able to maintain its status as a RIC.  Failure to satisfy any one of these tests could subject the Fund and the Master Fund to penalties and regular corporate income taxes, as described in more detail below.

Income realized by Portfolio Hedge Funds treated as partnerships for federal income tax purposes are allocated to investors in the partnerships, including (as applicable) the Master Fund, on a gross basis. Further, the character of an investor’s distributive share of items of income, gain and loss of a partnership generally will be determined as if the investor in the partnership had realized such items directly.  Because such Portfolio Hedge Funds may generate income that is not qualifying income for purposes of the 90% gross income test, and because the Master Fund may not have complete information concerning the amount and sources of such a Portfolio Hedge Fund’s income until such income has been earned by the Portfolio Hedge Fund, it may be difficult for the Master Fund to satisfy the 90% gross income test.

In addition, it may not always be entirely certain how the asset diversification rules for RIC qualification will apply to the Master Fund’s investments in Portfolio Hedge Funds.  The Master Fund and the Fund will collect, aggregate and analyze data on the Master Fund’s direct and indirect investments, in order to ensure that the Master Fund meets the asset diversification test.  In the event that the Master Fund believes that it is possible that it will fail the asset diversification requirement at the end of any quarter of a taxable year, it may seek to take certain actions to avert such failure, including by acquiring additional interests to come into compliance with the asset diversification test or by disposing of non-diversified assets.  Although the Code affords the Master Fund the opportunity, in certain circumstances, to cure a failure to meet the asset diversification test, including by disposing of non-diversified assets within six months, there may be constraints on the Master Fund’s ability to withdraw its interest in an Portfolio Hedge Fund that limit utilization of this cure period.

There can be no assurance that the Fund or the Master Fund generally will be able to maintain its qualification and eligibility for treatment as a RIC.  If the Fund or the Master Fund were to fail to qualify as a RIC or to satisfy the distribution requirement in any taxable year, that Fund would be taxed as an ordinary corporation on its taxable income even if such income were distributed to its investors, and all distributions out of earnings and profits (including any distributions of net capital gain) would be taxed to investors as ordinary dividend income.  In addition, that Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.  Disqualification of the Fund or the Master Fund as a RIC could have a material adverse effect on the value of the Fund’s Shares and the amount of the Fund’s distributions to investors.  See “Taxes.”

The Fund’s and the Master Fund’s intention to qualify and be eligible for treatment as a RIC can limit their ability to acquire or continue to hold positions that would otherwise be consistent with their investment strategy or can require them to engage in transactions in which they would otherwise not engage, resulting in additional transaction costs and reducing the Fund’s return to investors.

Limits of Risk Disclosures

The above discussions of the various risks associated with the Fund and the Shares are not, and are not intended to be, a complete explanation of the risks involved in an investment in the Fund.  Those discussions do, however, summarize the principal risks that should be considered before investing.  Prospective investors should read this entire Prospectus and the LLC Agreement and consult with their own advisors before deciding whether to invest in the Fund.  In addition, as the investment program of the Fund changes or develops over time, an investment in the Fund may be subject to risk factors not described in this Prospectus.

Conflicts of Interest

In the ordinary course of business, the Investment Manager engages in activities in which the Investment Manager’s interests or the interests of its clients or affiliates may conflict with the interests of the Fund or the Members.  The discussion below sets out such conflicts of interest that may arise; conflicts of interest not described below may also exist.  The Investment Manager can give no assurance that any conflicts of interest will be resolved in favor of the Fund or the Members.  In acquiring Shares, a Member will be deemed to have acknowledged the existence of potential conflicts of interest relating to the Investment Manager and to the Fund’s operating in the face of those conflicts.

The Investment Manager’s Activities; Related Funds and Other Advisory Clients.  The Investment Manager and its personnel conduct a variety of asset management activities, including sponsoring and providing investment management and advisory services to unregistered investment funds (mostly funds of hedge funds).  The Investment Manager’s investment management activities may present conflicts if the Fund and these other investment funds either compete for the same investment opportunity or pursue investment strategies counter to each other.  The investment activities of the Investment Manager, its affiliates and any of their respective officers, directors, members or employees may disadvantage the Fund in certain situations if, for example, the investment activities limit the Fund’s ability to invest in a particular Portfolio Hedge Fund.  Conflicts of interest may also arise in connection with investments in the Fund by other funds advised or managed by the Fund.  Such conflicts could arise, for example, with respect to the timing, structuring and terms of such investments and the disposition of them.  Moreover, conflicts of interest may also arise if the portfolio managers provides portfolio management services to another fund that generates portfolio management and/or incentive fees for the portfolio managers.

Additionally, the Investment Manager or an affiliate may determine that an investment in a Portfolio Hedge Fund is appropriate for a particular client or for itself or its officers, directors, members or employees, but that the investment is not appropriate for the Fund.  Situations also may arise in which the Investment Manager or an affiliate, or their clients, has made investments that would have been suitable for investment by the Fund but, for various reasons, were not pursued by, or available to, the Fund.  Neither the Investment Manager nor its affiliates will have any obligation to purchase or sell, or recommend for purchase or sale, for the account of the Fund any investment or other property that the Investment Manager or its affiliates may purchase or sell, or recommend for purchase or sale, for its own account or the account of any other client.

Voting Rights in Private Funds.  From time to time, sponsors of Portfolio Hedge Funds may seek the approval or consent of the investors in the Portfolio Hedge Funds in connection with certain matters.  In such a case, the Investment Manager will have the right to vote in its discretion the interest in the Portfolio Hedge Fund held by the Fund, on behalf of the Fund.  The Investment Manager will consider only those matters it considers appropriate in taking action with respect to the approval or consent.  Business relationships may exist between the Investment Manager and its affiliates, on the one hand, and the Portfolio Hedge Fund Managers and affiliates of the Portfolio Hedge Funds, on the other hand, other than as a result of the Fund’s investment in the Portfolio Hedge Funds.  As a result of these existing business relationships, the Investment Manager may face a conflict of interest acting on behalf of the Fund and its Members.

The Fund may, for regulatory reasons such as to avoid potential affiliation issues, limit the amount of voting securities it holds in any particular Portfolio Hedge Fund, and may as a result hold all or a substantial portion of its interests in non-voting form.  This may entail the Fund subscribing for a class of securities that is not entitled to vote or contractually waiving voting rights.

Client Relationships.  The Investment Manager has existing and potential relationships with a significant number of sponsors and managers of Portfolio Hedge Funds, corporations and institutions.  In providing services to its clients and the Fund, the Investment Manager may face conflicts of interest with respect to activities recommended to or performed for the clients, and the Fund, the Members and/or the Portfolio Hedge Funds.  In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to the Fund.  Similar issues may be presented in respect of activities and relationships of the Investment Manager’s affiliates.

Diverse Membership; Relationships with Members.  The Members are expected to include entities organized under U.S. law and in various jurisdictions that may have conflicting investment, tax and other interests with respect to their investments in the Fund.  The conflicting interests of individual Members may relate to or arise from, among other things, the nature of investments made by the Fund, the structuring of the acquisition of investments of the Fund, and the timing of disposition of investments.  This structuring of the Fund’s investments and other factors may result in different returns being realized by different Members.  Conflicts of interest may arise in connection with decisions made by the Investment Manager, including decisions with respect to the nature or structuring of investments that may be more beneficial for one Member than for another, especially with respect to Members’ individual tax situations.  In selecting Portfolio Hedge Funds for the Fund, the Investment Manager will consider the investment and tax objectives of the Fund as a whole, not the investment, tax or other objectives of any Member individually.

Management of the Fund.  Personnel of the Investment Manager and its affiliates will devote such time as the Investment Manager and its affiliates, in their discretion, deem necessary to carry out the operations of the Fund.  Officers and employees of the Investment Manager and its affiliates will also work on other projects (including other clients served by the Investment Manager and its affiliates), and conflicts of interest may arise in allocating management time, services or functions among the affiliates.

Indemnities.  Pursuant to the various agreements with the Fund, the Investment Manager and certain of the affiliates of each of these are entitled to indemnities from the Fund for certain liabilities, costs and expenses they incur.

Determination of Fair Value.  In determining the fair value of its assets not traded on regulated exchanges, subject to procedures adopted by the Board, the Fund will typically rely on values provided by the Portfolio Hedge Funds’ managers.  The Portfolio Hedge Funds’ managers generally will face a conflict of interest in valuing such securities because these values will affect their compensation.

Management of the Fund

The Board

The Board of the Fund has overall responsibility to manage and control the business operations of the Fund on behalf of its Members.  The same individuals serve on the Master Fund’s board of directors and have the same role with respect to the Master Fund’s operations.

At least a majority of the Board members are and will be persons who are not “interested persons” as defined in the Investment Company Act.

Board Composition.  The identity of the Board members and officers of each of the Fund and the Master Fund and brief biographical information regarding each Board member and officer during the past five years is set forth below.  The business address of each officer and Board member is c/o Fintan Partners, LLC, 203 Redwood Shores Parkway, Suite 230, Redwood City, California 94065.

Name and Year of Birth of Director	Position Held with Fund	Term of Office and Length of Time Served[1]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director During the Past 5 Years

Bruce A. Guiot (born 1968)	Director	Since inception	Chief Investment & Treasury Officer (2011 to present) and Director of Investments & Treasury Services (2006 to 2011), Miami University	3	None

Gary M. Killian (born 1959)	Director	Since inception	Private investor; President (2012 to 2014), Investment Committee Chair (2009 to 2012 and 2014 to present), and Member (2002 to 2014), Board of Miami University Foundation; Partner and Advisor, Rosemawr Management LLC (investment adviser) (2009 to 2014)	3	None

Shawn Matthews[2] (born 1967)	Director	Since inception	Chief Executive Officer (2009 to present), Executive Managing Director, Senior Managing Director and Co-Head of Mortgage-Backed Sales & Trading Group, and Head of Debt Capital Markets (2005 to 2009), Cantor Fitzgerald & Co. (financial services firm)	3	None

1  The term of office of each Director is indefinite until his or her resignation, removal, or death.  Any Director of the Fund or the Master Fund may be removed from office in accordance with the provisions of each of the Fund’s and the Master Fund’s LLC Agreement.

2 Shawn Matthews is an “interested person” of the Fund and the Master Fund, as defined in the Investment Company Act, due to his position with Cantor Fitzgerald & Co., which is an affiliate of the Investment Manager.

For each Board member, the following table discloses the dollar range of equity securities beneficially owned by the Board member in the Fund, the Master Fund, and, on an aggregate basis, in any registered investment companies overseen by the Director within the Fund Complex as of December 31, 2014:

Name of Board Member	Dollar Range of Equity Securities in the Fund	Dollar Range of Equity Securities in the Master Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Board Member in Fund Complex

Bruce A. Guiot	None	None	None

Gary M. Killian	None	None	None

Shawn Matthews	None	None	None

None of the Independent Directors or their immediate family members beneficially owns securities issued by an investment adviser or principal underwriter of the Fund or the Master Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Fund or the Master Fund as of the date of this Prospectus.

Compensation of Board Members.  Each of the Fund and the Master Fund pays no compensation to any of its officers or to the Board members listed above who are interested persons of the Fund.  The Independent Directors are each paid by the Fund $15,000 per fiscal year in aggregate for their services to the Fund, and the Directors are reimbursed by the Fund and the Master Fund for their travel expenses related to Board meetings.  The Directors do not receive any pension or retirement benefits from the Fund or the Master Fund.  The following table sets forth information covering the total compensation scheduled to be payable by the Fund and the Master Fund during its fiscal year ending March 31, 2016 to the persons who serve, and who are expected to continue serving, as Independent Directors of the Fund and the Master Fund during such period:

Name of Board Member	Aggregate Compensation from the Fund	Aggregate Compensation from the Fund and the Fund Complex

Bruce A. Guiot	$15,000	$15,000

Gary M. Killian	$15,000	$15,000

Director Qualifications.  The Board has considered the following factors, among others, in concluding that the Directors possess the requisite experience, qualifications, attributes and skills to serve as Directors: his character and integrity; his professional experience; his willingness to serve and willingness and ability to commit the time necessary to perform the duties of a Director; and as to each Director other than Shawn Matthews, his status as not being an “interested person” (as defined in the Investment Company Act) of the Fund.  The Board believes that the Directors’ ability to review, critically evaluate, question and discuss information provided to them, to interact effectively with the Investment Manager, other service providers, legal counsel and independent auditors, and to exercise effective business judgment in the performance of their duties, support its conclusion.  In addition, the Board has considered the following particular attributes as to the individual Directors:

Mr. Guiot:  Leadership roles in investment and treasury functions for a public university, and regional manager roles in investment management at two large bank trust divisions.

Mr. Killian:  Executive roles in finance and investment management enterprises, including as a former Managing Director and Head of Municipal Finance at Lehman Brothers.

Mr. Matthews:  Executive roles in regulated investment and transactional businesses that are part of the Cantor Fitzgerald organization and his perspective on management matters as a senior executive with an affiliate of the Investment Manager.

Board Leadership Structure and Risk Oversight.  The Board is responsible for the general oversight of the Fund’s affairs and for ensuring that the Fund is managed in the best interests of its Members.  The Board will regularly review the Fund’s investment performance as well as the quality of services provided to the Fund and its Members by the Investment Manager and other service providers.  At least annually the Board reviews and evaluates the fees and operating expenses paid by the Fund for these services.  In carrying out these responsibilities, the Board is assisted by the Fund’s auditors, legal counsel, compliance personnel, the Fund’s officers, other personnel of the Investment Manager and its affiliates, and other persons as selected by the Board.  In addition, the Fund’s Chief Compliance Officer reports directly to the Board.

Currently, all but one of the Directors are Independent Directors.  The Independent Directors must vote separately to approve all financial arrangements and other agreements with the Fund’s Investment Manager and affiliates.  The Independent Directors will meet regularly as a group in executive session without representatives of the Investment Manager present.

Audit Committee.  The Audit Committee of the Fund, and of the Master Fund, which each consists of Gary M. Killian and Bruce A. Guiot, provides oversight with respect to the accounting and financial reporting policies and practices of the Fund, and of the Master Fund, and, among other things, consider the selection of an independent registered public accounting firm for the Fund, and for the Master Fund, and the scope of the audit, and approve all services proposed to be performed by the independent registered public accounting firm on behalf of the Fund, and for the Master Fund, and, under certain circumstances, the Investment Manager and certain affiliates. The Audit Committee has met one time during the current fiscal year.

Nominating and Compensation Committee.  The Nominating Committee of the Fund, and of the Master Fund, which each consists of Bruce A. Guiot and Gary M. Killian, meet to select nominees for election as Directors of the Fund, and of the Master Fund, respectively, and consider other matters of Board policy, including reviewing and making recommendations to the Board with respect to the compensation of the Independent Directors.  It is the policy of the Nominating Committee to consider nominees properly submitted by Members.  In accordance with the terms of the Nominating Committee Charter, Members who wish to recommend a nominee should send a nomination to the Secretary of the Fund which includes biographical information and sets forth the qualifications of a proposed nominee.  The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Nominating Committee and to serve if elected by Members.  No assurance can be provided that the Nominating Committee will recommend the election of such nominee and the Nominating Committee does not undertake to alert any person that such election will not be recommended or otherwise acted upon.  The Nominating Committee has not met during the current fiscal year.

Officers

The officers of the Fund are indicated in the following table.

Name and Year of Birth of Officer	Position(s) Held with Fund and Master Fund	Term of Office and Length of Time Served[1]	Principal Occupation(s) During Past 5 Years

Alexander Klikoff (born 1970)	President	Since inception	Founder and Portfolio Manager of Fintan Partners, LLC (2005 to present)

Josephine Cheung (born 1977)	Treasurer and Secretary	Since inception	Director of Finance and Operations of Fintan Partners, LLC (2007 to present)

Harris Bogner (born 1973)	Chief Compliance Officer	Since inception
Chief Compliance Officer (2015 to present) and Vice President and Senior Compliance Officer (2014 to 2015), Cantor Fitzgerald - Asset and Wealth Management; Director of Compliance, Avalon Lake Partners (2012 to 2014); Chief Compliance Officer, Cadogan Management (2007 to 2011)

1  The term of office of each officer is indefinite until his or her resignation, removal, or death.

The Investment Manager

Under the supervision of the Board and pursuant to the Investment Management Agreement, Fintan Partners, LLC serves as the Investment Manager and provides investment supervisory services to the Fund.  Such services include providing the Fund with ongoing investment guidance, policy direction, and monitoring of the Fund.

The Investment Manager was formed on May 1, 2005, and is an SEC-registered investment adviser since January 2006.  As of March 31, 2015, the Investment Manager had assets under management of approximately $662 million.  The Investment Manager’s headquarters are located at 203 Redwood Shores Parkway, Suite 230, Redwood City, California 94065.  Day-to-day management of the Investment Manager is governed by its executive committee, composed of Alex Klikoff (founder and portfolio manager), Andrew Harrison (portfolio manager), Matthew Reeder (investor relations), and Josephine Cheung (finance and operations).

The Investment Manager conducts research that leads to purchase and sale decision, makes the Fund’s investment decisions, and acts on behalf of the Fund in causing the Fund to buy and sell securities.  As necessary, the Investment Manager is also responsible for selecting brokers and dealers and for negotiating brokerage commissions and dealer charges or other transaction costs.

The Investment Manager is a direct wholly owned subsidiary of Cantor Fitzgerald Asset Management Holdings, LLC, and an indirect wholly owned subsidiary of Cantor Fitzgerald Investment Advisors, L.P. (“CFIA”), a registered investment adviser that, as of December 31, 2014, had approximately $80 million in assets under management, mainly in fund of hedge funds strategies that do not share the Fund’s Alternative Fixed Income Investments focus. CFIA is indirectly owned principally by Cantor Fitzgerald, L.P., which together with its affiliates (collectively, “Cantor Entities”) is engaged in a wide range of financial services, including, without limitation, the financial services and real estate industries, and include securities-related businesses such as institutional sales and trading, asset management, and investment banking. As such, Cantor Entities may be engaged in transactions, including, without limitation, agency, riskless principal and market making transactions, in the same securities and other instruments in which the Fund may invest. Activities or strategies used for other customer accounts or pooled investment vehicles managed by the Cantor Entities or other investments by such Cantor Entities could also conflict with the transactions and strategies employed by the Fund.  The trading activities of the Cantor Entities are carried out without reference to positions held directly or indirectly by the Fund and may result in the Cantor Entities having an interest in an issuer adverse to that of the Fund.  The Cantor Entities are not under any obligation to share any investment opportunity, idea or strategy with the Fund.  In addition, the Investment Manager, CFIA, and other affiliates of the Investment Manager may in the future serve as investment adviser or general partner of other registered and unregistered investment funds that utilize investment programs similar to that of the Fund.

The Investment Management Agreement

Services

Under the Investment Management Agreement, the Investment Manager provides the following services and conducts the following activities, among others: obtaining and evaluating such information and advice relating to securities, securities markets and the economy as it deems necessary or useful to discharge its duties under the Investment Management Agreement; continuously managing the Managed Assets in a manner consistent with the terms of the Investment Management Agreement; determining the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; taking such further action in connection with the Fund’s investment activities, subject to certain exceptions, including the placing of purchase and sale orders on behalf of the Fund, as it shall deem necessary or appropriate; and cooperating with the Fund’s Chief Compliance Officer in respect of periodic reviews.

Investment Management Fee

The Fund is a “feeder fund” that invests substantially all of its investable assets in the Master Fund.  The Investment Manager provides material services, including investment management and other services, to both the Fund and the Master Fund.  Under arrangements between the Investment Manager, the Fund, and the Master Fund, and in light of the fact that the Fund will seek to achieve its investment objective by investing substantially all of its assets in the Master Fund, the Investment Manager will not charge the Fund a management fee with respect to any period during which the only investment security held by the Fund is that of the Master Fund.  Instead, the Fund, through its investment in the Master Fund, indirectly bears the Management Fee that the Master Fund pays the Investment Manager.  The Investment Management Fee accrues monthly and is paid by the Master Fund to the Investment Manager in advance, promptly after the beginning of each calendar quarter, in the amount of 1/4 of 0.75% of such quarter’s beginning Managed Asset Value (calculated taking account of any subscriptions effected as of such date and not taking account of any deduction of the Investment Management Fee).  The Investment Management Fee will be prorated for any period shorter than a calendar quarter, such as upon the Fund’s commencement of operations, the Fund’s termination, or the termination or amendment of the Investment Management Agreement, by calculating the applicable quarter’s Investment Management Fee with reference to the proportion of calendar days during the quarter for which the Investment Management Fee was and was not payable, and the Investment Manager will promptly reimburse any excess.

Basis for Board Approval of Investment Management Agreement

A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s semi-annual report to Members for the period ending September 30, 2015.

Portfolio Management

The principal portfolio managers of the Fund are:

Alexander Klikoff.  Mr. Klikoff is Senior Managing Director of the Investment Manager and serves as Senior Portfolio Manager of the Fund.  He serves as Chairman of the Investment Manager’s investment committee.

Robert Andrew Harrison, CFA.  Mr. Harrison is Managing Director of the Investment Manager and Portfolio Manager of the Fund.  He serves on the Investment Manager’s investment committee.

Bijan Pajoohi, CPA. Mr. Pajoohi is Director of Portfolio Management of the Investment Manager and Portfolio Manager of the Fund.

Messrs. Klikoff, Harrison and Pajoohi together are responsible for all portfolio decisions, investment research and analysis, and business management decisions.  In addition, a “for/against” vote on each proposed investment decision is held by the other two members of the Investment Manager’s investment committee, Darren Huber, who is the Investment Manager’s Director of Operational Due Diligence and Risk Management, and Josephine Cheung, the Investment Manager’s Director of Finance and Operations.

Note on the Fund’s Investment Decision Process

All investment decisions require the consensus of the portfolio managers and review and approval by the investment committee. Sell decisions can be driven by any member of the investment committee. The investment committee consists of the following individuals:

•     Alexander Klikoff, Senior Portfolio Manager

•     Robert Andrew Harrison, CFA, Portfolio Manager

•     Josephine Cheung, CFA, CPA, Director of Finance and Operations

•     Darren Huber, CPA, Director of Operational Due Diligence and Risk Management

The following section discusses the accounts managed by the Fund’s portfolio managers, the structure and method of their compensation, and their ownership of the Fund’s securities.  This information is current as of March 31, 2015.

Other Accounts Managed by Portfolio Managers

The following table reflects information regarding accounts for which portfolio managers have day-to-day management responsibilities (other than the Fund).  Accounts are grouped into three categories: (a) registered investment companies, (b) other pooled investment accounts, and (c) other accounts.  To the extent that any of these accounts pay advisory fees that are based on account performance, this information will be reflected in a separate table below.  Asset amounts are approximate and have been rounded.

Other Registered Investment Companies Managed

Portfolio Manager	Number of Accounts Managed	Total Assets Managed	Number of Accounts for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based	Beneficial Ownership of Equity Securities in the Fund

Alexander Klikoff	2*	$0	0	$0	0

Robert Andrew Harrison	2*	$0	0	$0	0

Bijan Pajoohi	2*	$0	0	$0	0

*  The other registered investment companies managed by the portfolio managers are the Master Fund and a Feeder Fund.

Other Pooled Investment Vehicles Managed

Portfolio Manager	Number of Accounts Managed	Total Assets Managed	Number of Accounts for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based

Alexander Klikoff	6	$665,000,000	2	$416,000,000

Robert Andrew Harrison	6	$665,000,000	2	$416,000,000

Bijan Pajoohi	6	$665,000,000	2	$416,000,000

Other Accounts Managed

Portfolio Manager	Number of Accounts Managed	Total Assets Managed	Number of Accounts for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based

Alexander Klikoff	0	$0	0	$0

Robert Andrew Harrison	0	$0	0	$0

Bijan Pajoohi	0	$0	0	$0

Compensation of Portfolio Managers

The portfolio managers’ compensation is comprised primarily of a fixed salary and a discretionary bonus paid by the Investment Manager or its affiliates and not by the Fund or the Master Fund.  The amount of the portfolio managers’ discretionary bonus is determined by senior officers of the Investment Manager.  In general, the amount of the bonus will be based on a combination of factors, none of which is necessarily weighted more than any other factor.  These factors may include: the overall performance of the Investment Manager and its affiliates; the profitability to the Investment Manager derived from the management of the Fund, the Master Fund and the other accounts managed by the Investment Manager; the absolute performance of the Fund, the Master Fund and other accounts for recent periods; contributions by the portfolio manager in assisting with managing the assets of the Investment Manager; and execution of managerial responsibilities, client interactions and support of colleagues.  The bonus is not based on a precise formula, benchmark or other metric.

Voting of Proxies

In connection with the Investment Manager’s appointment as investment adviser to the Fund, the Board has delegated to the Investment Manager the authority to vote proxies received by the Fund from the Portfolio Hedge Funds and any other portfolio investments (for this purpose, the “portfolio positions”).  The Investment Manager has adopted policies and procedures (the “Proxy Voting Procedures”) regarding the voting of such proxies, which Proxy Voting Procedures have been reviewed and approved by the Board as appropriate to the Investment Manager’s management of the Fund’s assets.  The Proxy Voting Procedures provide that the Investment Manager will vote client proxies in accordance with its view of the best interest of the client, as determined by the Investment Manager in its discretion. The Proxy Voting Procedures also include procedures that address conflicts of interest between the Investment Manager and a client with respect to voting proxies, which will involve review of a proposed vote by the Investment Manager’s compliance personnel and, in certain circumstances, may include consultation with the client or its representative (the Board, in the case of the Fund).  The Investment Manager may abstain from voting from time to time when it determines that not voting is in the best interests of a client.  The Investment Manager is not responsible for, and its Proxy Voting Procedures are not applicable to, proxy voting by Portfolio Hedge Fund Managers.  Information regarding the Investment Manager’s proxy voting record on behalf of the Fund will be made available for each twelve-month period ended June 30.  Please call the Fund collect at (650) 687-3450 to request this information, which will also be available on the SEC’s website at http://www.sec.gov.

Investor and Administrative Services Agreement

In addition to serving as Investment Manager, Fintan Partners, LLC serves as Investor Services Provider provides services under an Investor and Administrative Services Agreement, in recognition of, among other things, the nature of the Fund’s anticipated investor base, and the expected higher level of handholding and investor services required to be provided by the Investor Services Provider or its delegates for the investors and their financial intermediaries relative to the services that would be required of a more institutional investor base.  The Investor Services Provider may delegate such services to sub-investor and administrative services providers.

Under the Investor and Administrative Services Agreement, the Investor Services Provider agrees to, among other things:

•	Coordinate Fund communications with various financial intermediaries acting on behalf of their customers, who are the Fund’s investors or prospective investors

•	Address prospective investor or intermediary questions on how to complete subscription documentation

•	Provide support in determinations of whether prospective investors meet investor eligibility standards and address questions on changes of investor eligibility status

•
Handle investor or intermediary communications relating to the Fund’s repurchase processes, investor requests to transfer limited liability company interests in the Fund, investors’ changes of intermediaries or custodians, complaints, questions about distributions and the Fund’s automatic dividend reinvestment plan, Fund valuations, other questions about Fund mechanics, tax forms, IRS or foreign withholding questions, investor address changes, and investor deaths, bankruptcies, or other events that may affect the legal status of the shareholder, and assist on lost shareholder searches

•
Maintain investor information, including on basic demographics and investor profiles, for the purpose of providing information to shareholders’ intermediaries, the Fund, and the Fund’s investment manager as necessary for them to provide effective customer service or meet regulatory obligations, maintain records of intermediary and investor communications, verify record ownership dates in connection with any proxy statement of the Fund

•	Intake investor and prospective investor inquires, research and respond to inquiries, exchange related correspondence, confirm investor positions, assist intermediaries with investor scripts

The Investor and Administrative Services Fee accrues monthly and is paid by the Fund to the Investor Services Provider in advance, promptly after the beginning of each calendar quarter, in the amount of 1/4 of 0.50% of such quarter’s beginning Managed Asset Value (calculated taking account of any subscriptions effected as of such date and not taking account of any deduction of the Investment Management Fee or the Investor and Administrative Services Fee).  The Investor and Administrative Services Fee will be prorated for any period shorter than a calendar quarter by calculating the applicable quarter’s Investor and Administrative Services Fee with reference to the proportion of calendar days during the quarter for which the Investor and Administrative Services Fee was and was not payable, and the Investor Services Provider will promptly reimburse any excess.  Pursuant to the Investor and Administrative Services Agreement, the Investor Services Provider and certain of its affiliates are entitled to indemnities from the Fund for certain liabilities, costs and expenses they incur.

Administration Agreement

U.S. Bancorp Fund Services, LLC, the principal address of which is 615 East Michigan Street, Milwaukee, WI 53202, has been retained as the Administrator by the Fund to provide certain administrative services to the Fund.  Under the terms of an administration agreement entered into between the Fund and the Administrator (the “Administration Agreement”), the Administrator is responsible, directly or through its agents, for, among other things:  supplying corporate secretarial services; coordinating Board meetings and communications; facilitating the Fund’s audit process; providing certain recordkeeping services; facilitating regulatory and tax compliance; assisting on regulatory filings; providing portfolio accounting services; calculating certain fees payable by the Fund; accounting for subscriptions and repurchases; and providing tax reporting services; and performing additional services as agreed upon in connection with the administration of the Fund.  The Administrator is paid by the Fund on a monthly basis a fee expected to be approximately 0.13% of the net assets of the Fund, subject to a specified annual minimum.  The Fund also reimburses the Administrator for certain out-of-pocket expenses.  Under the Administration Agreement, the Administrator and certain of its affiliates are entitled to indemnities from the Fund for certain liabilities, costs and expenses they incur.

Transfer Agency Agreement

U.S. Bancorp Fund Services, LLC, the principal address of which is 615 East Michigan Street, Milwaukee, WI 53202, has been retained by the Fund to provide certain transfer agency services as the Transfer Agent.  Under the terms of a transfer agency agreement entered into between the Fund and the Transfer Agent (the “Transfer Agency Agreement”), the Transfer Agent is responsible, directly or through its agents, for, among other things: processing subscriptions; arrange for the issuance of Shares; processing transfers; acting as dividend paying agent; updating Member records; facilitating certain tax filings for the Fund; and performing additional services as agreed.  Fees payable to the Transfer Agent for these services, and reimbursement for the Transfer Agent’s out-of-pocket expenses, are paid by the Fund.  Under the Transfer Agency Agreement, the Transfer Agent and certain of its affiliates are entitled to indemnities from the Fund for certain liabilities, costs and expenses they incur.

Custody Agreement

U.S. Bank National Association, the principal address of which is 1555 N. Rivercenter Dr., Milwaukee, WI 53212, has been retained by the Fund to provide certain custodial services as the Custodian.  Under the terms of a custody agreement entered into between the Fund and the Custodian (the “Custody Agreement”), the Custodian is responsible, directly or through its agents, for, among other things: holding the Fund’s assets; disbursing payments upon proper instructions; coordinating foreign custodians as appropriate; and performing additional services as agreed.  Fees payable to the Custodian for these services, and reimbursement for the Custodian’s out-of-pocket expenses, are paid by the Fund.  Pursuant to the Custody Agreement, the Custodian and certain of its affiliates are entitled to indemnities from the Fund for certain liabilities, costs and expenses they incur.

Placement Agent Arrangements

Subject to applicable law, the Fund may from time to time engage placement agents to facilitate the sale of Shares.  Any compensation payable will be in accordance with regulatory and disclosure obligations.  Pursuant to such arrangements, placement agents and certain of their affiliates may be entitled to indemnities from the Fund for certain liabilities, costs and expenses they incur.

Other Expenses

Fund Expenses.  The Fund pays all of the Fund’s expenses other than those that the Investment Manager or an affiliate of the Investment Manager assumes.  The expenses of the Fund include, but are not limited to, any fees and expenses in connection with the organization of the Fund; any offering expenses of the Fund, both for the initial offering and on an ongoing basis; placement fees in connection with the Fund’s investments; trading expenses, including commissions, dealer spreads, interest and other borrowing expenses, and other transaction-related costs, as well as costs that are the byproduct of leveraging or hedging activities; fees and expenses of outside legal counsel (including fees and expenses associated with review of documentation for prospective investments by the Fund), including Fund counsel, local counsel in the U.S., and non-U.S. legal counsel; fees and expenses of the Fund’s independent auditors; fees and expenses of governmental filings required of the Investment Manager or the Board members, to the extent required due to (and in such proportion as relates solely to) their service to the Fund; fees and expenses in connection with repurchase offers and any repurchases of Shares; Fund taxes and governmental fees (including tax return preparation fees); custody fees; expenses of preparing, printing, and distributing prospectuses and any other sales material (and any supplements and amendments thereto), reports, notices, proxy material, and other communications with Members; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Members’ meetings, including preparation, mailing, and filing of related documents; expenses of corporate data processing and related services, and of valuation services; Member recordkeeping and Member account services, fees, and disbursements; fees and expenses of the Board members that the Investment Manager and its affiliates do not employ; fidelity bonds, insurance premiums, and retentions; and extraordinary expenses such as litigation,  investigation, or regulatory examination expenses of the Fund.  The Fund may need to sell portfolio securities to pay expenses, which may cause the Fund to realize taxable gains.

The Investment Manager or its affiliates may voluntarily bear some or all of the Fund’s organizational and initial offering expenses.

Master Fund Expenses.  As an investor in the Master Fund, the Fund indirectly bears all fees and expenses to which the Master Fund is subject.  The Master Fund is subject to substantially the same categories of other expenses as described above.  The Investment Manager or its affiliates will voluntarily bear some or all of the Master Fund’s organizational and initial offering expenses.

Capped Expenses.  The Fund has entered into an Expense Agreement in which the Investment Manager has agreed to pay certain operating and other expenses of the Fund in order to maintain Capped Expenses below 0.50% of the Fund’s Adjusted Net Asset Value (defined in the next sentence) annualized (computed and applied on a monthly basis).  For this purpose, “Adjusted Net Asset Value” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities, obligations and reserves of (or allocable to) the Fund, calculated before giving effect to any repurchases of Shares of the Fund, payments of any dividends or distributions, Investment Management Fee, and Investor and Administrative Services Fee, as of the date as of which the calculation is made.

The Expense Agreement will continue until terminated by the Investment Manager with at least one year’s notice.  “Capped Expenses” means all of the Fund’s expenses (whether incurred directly by the Fund or indirectly at the Master Fund level) and the Fund’s pro rata share of all expenses incurred by the Master Fund, but excluding (whether borne by the Fund or the Master Fund) the Investment Management Fee, the Investor and Administrative Services Fee, any other investment management fee, distribution or servicing fee, fees and expenses of the Portfolio Hedge Funds or other funds or investment products in which the Master Fund invests, taxes and similar charges, interest expenses (including any interest payments, commitment fees, or other expenses related to any line of credit or similar arrangement of the Fund or the Master Fund), or other borrowing costs, any security registration costs or government fees payable by the Fund or the Master Fund, the Fund’s or Master Fund’s portfolio transaction-related expenses such as brokerage or placement agent fees, and extraordinary expenses (as determined by the Investment Manager in its sole discretion).

In order to maintain Capped Expenses at or below 0.50%, it may be necessary for the Investment Manager or its affiliates to pay certain operating and other expenses of the Fund or the Master Fund.  Because Master Fund expenses are allocated proportionally to the Fund and each other Feeder Fund, reimbursements at the Master Fund level may, in some circumstances, result in some Feeder Funds benefiting from such reimbursements to a greater degree than other Feeder Funds.  The Fund has agreed to repay these amounts, when and if requested by the Investment Manager, but only if and to the extent that Capped Expenses of the Fund (including the Fund’s pro rata share of the Master Fund’s Capped Expenses) are less than 0.50% (annualized) within the three year period after the Investment Manager bears the expense.  The Fund can only repay the Investment Manager if Capped Expenses remain less than 0.50% annualized and if the repayment takes place within the three year period after the Investment Manager bore the expense.

Portfolio Hedge Fund Expenses.  As an investor in Portfolio Hedge Funds, the Fund indirectly bears all management fees, performance-based fees or allocations, and other expenses to which such Portfolio Hedge Funds are subject.  Portfolio Hedge Funds are expected to typically be subject to many of the same categories of expenses as described above, and may be subject to additional expenses, in addition to management fees that the Fund expects will generally range from 1% to 2% annually, and performance-based fees or allocations ranging from 10% to 20% of net profits or on a similar basis.  These fees payable by Portfolio Hedge Funds are estimates and may be higher or lower than the numbers shown in the preceding sentence.

Control Persons

After completion of the offering of Shares, the Registrant expects that no person will be directly or indirectly under common control with the Registrant by virtue of its ownership of Shares.

Legal Proceedings

None of the Fund, the Master Fund, or the Investment Manager is a party to any material pending legal proceeding, nor is any of them subject to any proceeding instituted, or any proceeding known to be contemplated, by a governmental authority.

Automatic Dividend Reinvestment Plan

Pursuant to the Fund’s Automatic Dividend Reinvestment Plan, unless an investor is ineligible or otherwise elects, all distributions of dividends (including capital gain dividends) will be automatically reinvested by the Fund in additional Shares.  Election not to participate in the Automatic Dividend Reinvestment Plan and to receive all dividends and capital gain distributions in cash may be made by indicating that choice on the Fund’s subscription documents or by contacting the Administrator at the address indicated on the Fund’s subscription documents.  After the Fund declares a dividend (including a capital gain dividend) or determines to make a capital gain distribution, participants will be issued additional Shares at such Shares’ then net asset value.  The automatic reinvestment of dividends and distributions will not relieve participants of any U.S. federal income tax that may be payable on such dividends or distributions. (See “Taxes” below.)

Code of Ethics

The Investment Manager and its affiliates (and their directors, partners, members, officers and employees) may buy and sell securities or other investments for their own accounts, and may have conflicts of interest with respect to investments made on behalf of the Fund.  As a result of differing trading and investment strategies or constraints, positions may be taken by these parties that are the same, different from or made at different times from positions taken for the Fund.  To lessen the possibility that the Fund will be adversely affected by this personal trading, the Fund and the Investment Manager have adopted a code of ethics (the “Code of Ethics”) in compliance with Section 17(j) of the Investment Company Act that governs securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund’s portfolio transactions.  The Code of Ethics for the Fund and the Investment Manager can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090.  The Code of Ethics also is available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

The Investment Manager and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Fund except that the Fund may, in accordance with rules under the Investment Company Act, engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors/trustees, advisers or managing general partners.  These transactions would be effected in circumstances in which the Investment Manager determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

Personnel of the Investment Manager (including those who provide investment advisory services to the Fund) serve as portfolio managers to certain clients and registered and unregistered investment companies that may utilize an investment program that is substantively similar to that of the Fund.  In addition, the Investment Manager currently serves, or may in the future serve, as investment adviser to other registered investment companies, unregistered investment companies or accounts (including proprietary accounts), some of which provide for incentive compensation (such as performance fees).  Consequently, the Investment Manager’s investment management activities may present conflicts between the interests of the Fund and those of the Investment Manager and, potentially, among the interests of various accounts managed by the Investment Manager principally with respect to allocation of investment opportunities among similar strategies.  Further, for regulatory reasons, the Fund may not be able to participate in certain investments made by the private funds and accounts managed by the Investment Manager, and, based on its compensation arrangements, the Investment Manager may have an incentive to exclude the Fund from such investments.  The Investment Manager has adopted policies and procedures to address or mitigate these conflicts of interest and comply with the aforementioned regulatory requirements.

Future investment activities of the Investment Manager and its affiliates and its principals, partners, director/trustees, officers or employees may give rise to conflicts of interest other than those described above.

Brokerage

Each Portfolio Hedge Fund Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Portfolio Hedge Fund it manages.  Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions.  On the great majority of non-U.S. stock exchanges, commissions are fixed.  No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.  The Fund may use brokerage, and be subject to commissions and other brokerage expenses, to the extent it purchases shares of listed securities such as exchange-traded funds and certain other instruments.

The Investment Manager generally will select brokers and dealers, and expects that each Portfolio Hedge Fund Manager will generally select brokers and dealers to effect transactions on behalf of its Portfolio Hedge Fund, substantially as described below, although the Investment Manager can give no assurance that a Portfolio Hedge Fund Manager will adhere to, and comply with, the described practices.  The Investment Manager will, and generally expects that, in selecting brokers and dealers to effect transactions on behalf of a Portfolio Hedge Fund, a Portfolio Hedge Fund Manager will, seek to obtain the best price and execution for the transactions, taking into account such factors as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities.  Subject to appropriate disclosure, however, Portfolio Hedge Fund Managers of Portfolio Hedge Funds that are not investment companies registered under the Investment Company Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Portfolio Hedge Fund Manager rather than its Portfolio Hedge Fund.  The Investment Manager may consider the adequacy of the broker selection process employed by a Portfolio Hedge Fund Manager, as well as the above principles, as a factor in determining whether to invest in its Portfolio Hedge Fund.  Each Portfolio Hedge Fund Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

Consistent with seeking best price and execution, the Investment Manager or a Portfolio Hedge Fund Manager may place brokerage orders with brokers that may provide the Portfolio Hedge Fund Manager and its affiliates with supplemental research, market and statistical information (“soft dollar items”), including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts.  The expenses of the Investment Manager or a Portfolio Hedge Fund Manager are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Investment Manager or the Portfolio Hedge Fund Manager or its affiliates in providing services to clients other than a Portfolio Hedge Fund.  In addition, not all of the supplemental information is used by the Investment Manager for the Fund or by the Portfolio Hedge Fund Manager in connection with a Portfolio Hedge Fund in which the Fund invests.  Conversely, the information provided to the Portfolio Hedge Fund Manager by brokers and dealers through which other clients of the Portfolio Hedge Fund Manager and its affiliates effect securities transactions may be useful to the Portfolio Hedge Fund Manager in providing services to a Portfolio Hedge Fund.  In accordance with provisions of the Investment Company Act, and subject to any required procedures, an affiliate of the Investment Manager may effect brokerage transactions for the Fund or a Portfolio Hedge Fund.

Section 28(e) of the Securities Exchange Act of 1934, as amended, specifically permits the use of research-related soft dollar items in the manner described above.  Certain soft dollar items that are not research-related are, however, outside the Section 28(e) “safe harbor.”  Soft dollars not generated through agency transactions in securities (for example, those generated with respect to certain types of derivatives transaction) are also outside the Section 28(e) safe harbor.  The Portfolio Hedge Fund Managers may receive soft dollar items outside the safe harbor.

The Board has adopted procedures designed to ensure that commission rates paid to affiliates of the Investment Manager by the Fund will be fair and reasonable within the meaning of the Investment Company Act.  These procedures do not, however, govern payments by a Portfolio Hedge Fund.

Description of Securities

The Shares represent a pro rata interest in the net assets of the Fund.  Upon the liquidation of the Fund, its assets will be distributed (1) first to satisfy the debts, liabilities and obligations of the Fund (other than debts to Members) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Members and (3) finally to the Members proportionately in accordance with their Share balances.  Assets may be distributed in kind on a proportionate basis if the Board or liquidator determines that the distribution of assets in kind would be in the interests of the Members in facilitating an orderly liquidation.

Voting

Each Member has the right to cast a number of votes based on the Shares held by the Member, as the case may be, at a meeting of Members.  Members will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of Directors, approval of the Investment Management Agreement, and on certain other matters.  Each Share of the Fund is entitled to one vote for each dollar of net asset value represented by the Share and a proportionate fraction of a vote for each fraction of a dollar of net asset value.  Members will not be entitled to cumulative voting in the election of Directors or any other matter.  Notwithstanding their ability to exercise their voting privileges, Members, in their capacity as such, are not entitled to participate in the management or control of the Fund’s business and may not act for or bind the Fund.  If the Fund is to vote on matters relating to the Master Fund, the Fund will pass through such votes to the Members.

Subscribing for Shares

Subscription Terms

The Fund intends to accept initial and additional subscriptions for Shares as of the first business day of each calendar month, except that the Fund may offer Shares more or less frequently as determined by the Board.  Any amounts received in advance of the initial or subsequent closings will be placed in a non-interest bearing escrow account with the Custodian prior to their investment in the Fund.  The investor must also submit a completed subscription agreement and any other required documentation before the applicable subscription date, which must be received by the Fund at least five business days prior to the proposed subscription date (or, if any such date is not a business day, the immediately preceding business day).  The Fund from time to time may set other terms for subscription.  The Fund reserves the right to reject any subscription for Shares, and the Fund may, in its sole discretion, suspend subscriptions for Shares at any time and from time to time.  Subscriptions are subject to the receipt of cleared funds from such account, prior to the applicable subscription date and in the full amount of the subscription.  Cleared funds must be available in such account no later than three business days prior to the particular subscription date.  Although the Administrator may accept, in the Fund’s sole discretion, a subscription prior to receipt of cleared funds, an investor may not become a Member until cleared funds have been received.

Shares are initially offered at $100 per Share and subsequently at net asset value and represent a capital investment in the Fund in the amount of the subscription.  The minimum initial investment from each investor is $25,000, and the minimum subsequent investment is $10,000, each subject to waiver in the Board’s or Investment Manager’s discretion.  These minimums may be reduced by the Fund with respect to individual investors or classes of investors (for example, with respect to certain key employees, officers or directors of the Fund, the Investment Manager or their affiliates).  The Board may, in its discretion, cause the Fund to repurchase a Member’s entire interest in the Fund if the Member’s investment balance, as a result of repurchase or transfer requests by the Member, is less than the Fund’s $25,000 minimum initial investment amount.

Each new Member must agree to be bound by all of the terms of the LLC Agreement.  Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is an “Eligible Investor” as described below and is purchasing the Shares for the investor’s own account, and not with a view to the distribution, assignment, transfer or other disposition of any Shares.

Initial and any additional purchases of Shares will be payable in one installment.  Although the Fund may accept contributions of securities in the sole discretion of the Board, the Fund has no intention at present of doing so.  If the Fund chooses to accept a contribution of securities, the securities would be valued in the same manner as the Fund values its other assets.

Eligible Investors

The Shares are being offered only to, and prospective investors will be required to certify that the Shares subscribed for are being acquired directly or indirectly for the account of, “accredited investors” as defined in Regulation D under the Securities Act.  Investors who are “accredited investors” as defined in Regulation D (generally, individuals having a net worth of at least $1 million excluding residence, or income exceeding $200,000 (or $300,000 with spouse) in each of the two most recently completed calendar years, or most kind of entities having total assets of at least $5 million, or entities all of whose beneficial owners are themselves accredited investors).  In addition, to assist the Fund in meeting its “know your customer” obligations, an Eligible Investor generally must have had a prior business relationship with the Investment Manager or its affiliates.  Existing Members subscribing for additional Shares must be Eligible Investors at the time of each additional subscription.  Qualifications that must be met in becoming a Member are summarized in the subscription agreement that must be completed by each prospective investor.

Repurchases of Shares

No Right of Redemption

No Member will have the right to require the Fund to redeem its Shares.  No public market exists for the Shares, and none is expected to develop.  Consequently, Members will not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, which are in the Board’s discretion, as described below.

Repurchase Offers

The Board, from time to time and in its complete and absolute discretion, may determine to cause the Fund to offer to repurchase Shares from Members, including the Investment Manager, pursuant to written requests by Members. Such repurchases will be made in accordance with written tenders by Members at those times, in those amounts, and on terms and conditions as the Board may determine in its sole discretion.  In determining whether the Fund should offer to repurchase Shares from Members, the Board will consider the recommendation of the Investment Manager.  The Investment Manager expects that it will recommend to the Board that the Fund offer to repurchase Shares from Members quarterly on the last business day of March, June, September and December, generally on 100 calendar days’ notice from tendering Members as discussed below.  The Investment Manager expects it will first recommend that the Fund offer to repurchase Shares from Members on December 31, 2015.  In determining whether to accept such a recommendation, the Board will consider the following factors, among others:

•	whether any Members have requested to tender Shares to the Fund;

•	the liquidity of the Fund’s assets (including fees and costs associated with withdrawing from Portfolio Hedge Funds);

•	the investment plans, working capital, and reserve requirements of the Fund;

•	the relative scale of the tenders with respect to the size of the Fund;

•	the history of the Fund in repurchasing Shares;

•	the availability of information as to the value of the Fund’s interests in underlying Portfolio Hedge Funds;

•	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	any anticipated tax or regulatory consequences to the Fund of any proposed repurchases of Shares; and

•	the recommendations of the Investment Manager.

The Board currently expects that it will offer to repurchase at least 25% of each Member’s Shares at each quarterly tender offer.  A repurchase request for an amount greater than the repurchase offer set by the Board but less than a full repurchase request will ordinarily be considered a request for the amount of the repurchase offer set by the Board.   It is expected that a full repurchase request would be considered a request that the Fund make four consecutive repurchases: (i) a repurchase of 25% of the Member’s Shares with the first repurchase; (ii) a repurchase of 33⅓ % of the amount remaining of the Member’s Shares as of the next subsequent (meaning, second) repurchase; (iii) a repurchase of 50% of the amount remaining of the Member’s Shares as of the next subsequent (meaning, third) repurchase; and (iv) a repurchase of the remainder of the Member’s Shares as of the next subsequent (meaning, fourth and final) repurchase.  The foregoing example is based on a 25% repurchase offer; it is expected that a different repurchase offer amount would be treated similarly.  As the Fund offers no right of redemption, there can be no assurance that such subsequent repurchase offers will be made or that the terms of such subsequent repurchase offers will not change.  The Board may in its discretion instead impose such gate at the Fund or Master Fund level, rather than at the Member level, in which case a Member could be able to have a larger proportion of its Shares repurchased than in the event of a Member-level gate; on the other hand, a Member would have less certainty about the amount of its repurchase request that would be honored, and the Fund could also be subject to the risk that artificially large repurchase requests could be made by Members that seek to receive a higher proportion of the amount they wish to have repurchased.

The Fund will repurchase Shares from Members pursuant to written tenders on terms and conditions that the Board determines, in its sole discretion, to be fair to the Fund and to all Members.  The value of a Member’s Shares that are being repurchased will be the value of the Shares as of the date of their repurchase (i.e., as of the relevant Valuation Date described below).  When the Board determines that the Fund will repurchase Shares, notice will be provided to Members describing the terms of the offer, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.  Members deciding whether to tender Shares during the period that a repurchase offer is open may obtain the net asset value of their Shares by contacting the Administrator during the period at the contact number provided in the Member’s repurchase materials.

Repurchases of Shares from Members by the Fund may be paid, in the discretion of the Fund, in cash, or by the distribution of securities in kind, or partly in cash and partly in kind.  The Fund, however, expects not to distribute securities in kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Members not tendering Shares for repurchase.  Repurchases will be effective after receipt and acceptance by the Fund of all eligible written tenders of Shares from Members.  Any in-kind distribution of securities will be valued in accordance with the LLC Agreement and will be distributed to all tendering Members on a proportional basis.  The Fund does not impose any charges in connection with repurchases of Shares.

In light of liquidity constraints associated with investments in Portfolio Hedge Funds and that the Fund may have to effect withdrawals from those Portfolio Hedge Funds to pay for Shares being repurchased, the Fund expects to employ the following repurchase procedures:

•
A Member choosing to tender Shares for repurchase must do so by the Notice Date, which generally will be 100 calendar days in advance of the applicable Valuation Date.  Shares or portions of them will be valued as of the Valuation Date, which is generally expected to be the last business day of March, June, September or December.  This means, for example, that the Notice Date for a repurchase offer having a December 31 Valuation Date would be September 22.  Tenders are not revocable following the Notice Date.

•
Promptly after accepting any tender, the Fund will give to each Member a Promissory Note entitling the Member to be paid an amount equal to the value, determined as of the Valuation Date, of the Member’s Shares accepted for repurchase.

•
The Promissory Note will be non-interest bearing and non-transferable.  Payment in respect of the Promissory Note will generally be made within 65 calendar days after the Valuation Date.  It is expected that, in the event of a full repurchase request, payment of the Member’s final repurchase (that is, the fourth and final repurchase, in the scenario presented above in this section) will be made in two installments: 90% of the Member’s estimated unaudited net asset value will be made within 65 calendar days after the applicable Valuation Date; the remaining balance of the Member’s audited net asset value will be made within 45 calendar days after completion of the Fund’s annual audit.

•
Although the amounts required to be paid by the Fund under the Promissory Note will generally be paid in cash, the Fund may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities.

If modification of the Fund’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board will adopt revised procedures, which it currently expects would be reasonably designed to provide Members substantially the same liquidity for Shares as would be available under the procedures described above.  The Board also may decline in its discretion to repurchase Shares or may amend the repurchase procedures in any manner consistent with applicable law.

Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Investment Manager would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund’s investment-related expenses as a result of higher portfolio turnover rates.  Liquidation of portfolio holdings to fund repurchases of Shares also may result in the Fund incurring redemption, withdrawal or similar fees charged by one or more Portfolio Hedge Funds.  The Investment Manager intends to take measures, subject to such policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

A Member tendering for repurchase only a portion of its Shares will be required to maintain an investment balance of at least the $25,000 minimum initial investment amount after giving effect to the repurchase.  If a Member tenders an amount that would cause its investment balance to fall below the $25,000 minimum initial investment amount, the Fund reserves the right to reduce the amount to be repurchased from the Member so that the required minimum balance is maintained or to repurchase the Member’s entire interest in the Fund.

The Fund may repurchase Shares, or any portion of them, of a Member or any person acquiring Shares from or through a Member, without consent or other action by the Member or other person, if the Board in its sole discretion determines that:

•
Shares have been transferred in violation of the LLC Agreement or have vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member;

•
ownership of the Shares by a Member or other person is likely to cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•
continued ownership of the Shares by a Member may be harmful or injurious to the business or reputation of the Fund, the Board, the Investment Manager or any of their affiliates, or may subject the Fund or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Member or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•
a Member is subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act, certain Federal Communications Commission regulations, or ERISA (collectively, “Special Laws or Regulations”), and such Member is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold Shares; or

•	it would be in the best interests of the Fund for the Fund to repurchase the Shares or a portion of them.

In the event that the Investment Manager or any of its affiliates holds Shares in the capacity of a Member, the Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund.

Transfers of Shares

No person shall become a substituted Member without the consent of the Board, which consent may be withheld in its sole and absolute discretion.  Shares held by Members may be transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, or dissolution of a Member or (ii) under extremely limited circumstances, with the written consent of the Board (which may be withheld in its sole and absolute discretion).  The Board generally will not consider consenting to a transfer unless the transfer is (i) one in which the tax basis of the Shares in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain gifts and contributions to family entities), or (ii) to members of the transferring Member’s immediate family (siblings, spouse, parents, and children).  Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. The Board may not consent to a transfer of Shares by a Member unless such transfer is to a single transferee or after the transfer of the Shares, the value of the Shares of each of the transferee and transferor is not less than the $25,000 minimum initial investment.  Each transferring Member and transferee agree to pay all expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer. If a Member transfers Shares with the approval of the Board, the Fund shall promptly take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Member.

By subscribing for Shares, each Member agrees to indemnify and hold harmless the Fund, the Board, the Investment Manager, or each other Member, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of the Fund’s LLC Agreement or any misrepresentation made by that Member in connection with any such transfer.

Net Asset Valuation

The Fund will compute its net asset value as of the last business day of each month within 45-to-60 calendar days of the last day of such month.  In determining its net asset value, the Fund will value its investments as of such month-end.  The net asset value of the Fund will equal the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses.  The net asset value per any particular Share of the Fund will equal the net asset value of the Fund divided by the number of the Fund’s Shares outstanding.  The Board has approved procedures pursuant to which the Fund will value its investments in Portfolio Hedge Funds at fair value.  In accordance with these procedures, fair value as of each month-end ordinarily will be the value determined as of such month-end for each Portfolio Hedge Fund in accordance with the Portfolio Hedge Fund’s valuation policies as last reported to the Fund before the time of the Fund’s valuation.  As a general matter, the fair value of the Fund’s interest in a Portfolio Hedge Fund will represent the amount that the Fund could reasonably expect to receive from a Portfolio Hedge Fund if the Fund’s interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable.  In the unlikely event that a Portfolio Hedge Fund does not report month-end value to the Fund on a timely basis, the Fund would determine the fair value of such Portfolio Hedge Fund based on the most recent value reported by the Portfolio Hedge Fund, as well as any other relevant information available at the time the Fund values its portfolio, such as information that the Fund believes is relevant as to the Portfolio Hedge Fund’s portfolio of asset and any significant market events.  Using the nomenclature of the hedge fund industry, any values reported as “estimated” or “final” values will reasonably reflect market values of securities for which market quotations are available or fair value as of the Fund’s Valuation Date.

Prior to investing in any Portfolio Hedge Fund, the Investment Manager will conduct a due diligence review of the valuation methodology utilized by the Portfolio Hedge Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Investment Manager reasonably believes to be consistent with those used by the Fund for valuing its own investments.  Although the procedures approved by the Board provide that the Investment Manager will review the valuations provided by the managers of the Portfolio Hedge Funds, neither the Investment Manager nor the Board will be able to confirm independently the accuracy of valuations provided by such managers (which are unaudited).

The Fund’s valuation procedures require the Investment Manager to consider all relevant information available at the time the Fund values its portfolio.  The Investment Manager and/or the Board will consider such information, and may conclude in certain circumstances that the information provided by the investment adviser of a Portfolio Hedge Fund does not represent the fair value of the Fund’s interests in the Portfolio Hedge Fund.  Although redemptions of interests in Portfolio Hedge Funds are subject to advance notice requirements, Portfolio Hedge Funds will typically make available net asset value information to holders which will represent the price at which, even in the absence of redemption activity, the Portfolio Hedge Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Portfolio Hedge Fund’s governing documents, it would be necessary to effect a mandatory redemption.  Following procedures adopted by the Board, in the absence of specific transaction activity in interests in a particular Portfolio Hedge Fund, the Fund would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. In accordance with generally accepted accounting principles and industry practice, the Fund may not always apply a discount in cases where there was no contemporaneous redemption activity in a particular Portfolio Hedge Fund. In other cases, as when a Portfolio Hedge Fund imposes extraordinary restrictions on redemptions, or when there have been no recent transactions in Portfolio Hedge Fund interests, the Fund may determine that it was appropriate to apply a discount to the net asset value of the Portfolio Hedge Fund. Any such decision would be made in good faith, and subject to the review and supervision of the Board.

The valuations reported by the managers of the Portfolio Hedge Funds, upon which the Fund calculates its month-end net asset value and net asset value per Share, may be subject to later adjustment, based on information reasonably available at that time.  For example, fiscal year-end net asset value calculations of the Portfolio Hedge Funds are audited by those funds’ independent auditors and may be revised as a result of such audits.  Other adjustments may occur from time to time.  Such adjustments or revisions, whether increasing or decreasing the net asset value of the Fund at the time they occur, because they relate to information available only at the time of the adjustment or revision, will not affect the amount of the repurchase proceeds of the Fund received by Members who had their Shares repurchased prior to such adjustments and received their repurchase proceeds.  As a result, to the extent that such subsequently adjusted valuations from the Portfolio Hedge Funds’ managers or revisions to net asset value of a Portfolio Hedge Fund adversely affect the Fund’s net asset value, the outstanding Shares will be adversely affected by prior repurchases to the benefit of Members who had their Shares repurchased at a net asset value per Share higher than the adjusted amount.  Conversely, any increases in the net asset value for any Shares resulting from such subsequently adjusted valuations will be entirely for the benefit of the outstanding Shares and to the detriment of Members who previously had their Shares repurchased at a net asset value per Shares lower than the adjusted amount.  The same principles apply to the purchase of Shares.  New Members may be affected in a similar way.

The procedures approved by the Board provide that, where deemed appropriate by the Investment Manager and consistent with the Investment Company Act, investments in Portfolio Hedge Funds may be valued at cost.  Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration.  For example, cost may not be appropriate when the Fund is aware of sales of similar securities to third parties at materially different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties).  In such a situation, the Fund’s investment will be revalued in a manner that the Investment Manager, in accordance with procedures approved by the Board, determines in good faith best reflects approximate market value.  The Board will be responsible for ensuring that the valuation policies utilized by the Investment Manager are fair to the Fund and consistent with applicable regulatory guidelines.

To the extent the Investment Manager invests the assets of the Fund in securities or other instruments that are not investments in Portfolio Hedge Funds, the Fund will generally value such assets as described below.  Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market, or the OTC Bulletin Board, including shares of exchange-traded funds, will be valued at their last composite sale prices as reported at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined.  Securities traded on a foreign securities exchange will generally be valued at their last sale prices on the exchange where such securities are primarily traded.  If no sales of particular securities are reported on a particular day, the securities will be valued based on their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by the appropriate exchange, dealer, or pricing service.  Redeemable securities issued by a registered open-end investment company will be valued at the investment company’s net asset value per share.  Other securities for which market quotations are readily available will generally be valued at their bid prices, or ask prices in the case of securities held short, as obtained from the appropriate exchange, dealer, or pricing service.  If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith in accordance with procedures approved by the Board.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Investment Manager or the Board will reevaluate the Fund’s fair value methodology to determine, what, if any, adjustments should be made to the methodology.

Debt securities will be valued in accordance with the Fund’s valuation procedures, which generally provide for using a third-party pricing system, agent, or dealer selected by the Investment Manager, which may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units.  The Board will monitor periodically the reasonableness of valuations provided by any such pricing service.  Debt securities with remaining maturities of 60 calendar days or less, absent unusual circumstances, will be valued at amortized cost, so long as such valuations are determined by the Board to represent fair value.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service.  Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the relevant countries.  Foreign exchange rates are also determined prior to such close.  On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Fund is determined. When such events materially affect the values of securities held by the Fund or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith in accordance with procedures approved by the Board.

The Investment Manager or its affiliates act as investment adviser to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Investment Manager or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund.  Consequently, the fees charged to the Fund and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Fund, including the Investment Manager’s investment management fee and the costs of any borrowings, are accrued on a monthly basis on the day as of which net asset value is calculated and taken into account for the purpose of determining net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s net assets if the judgments of the Board, the Investment Manager, or managers of the Investment Funds should prove incorrect. Also, investment advisers to the Portfolio Hedge Funds will only provide determinations of the net asset value of Portfolio Hedge Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Fund more frequently.

Reserves

Appropriate reserves may be created, accrued, and charged against net assets and proportionately against the investments of the Members for contingent liabilities as of the date the contingent liabilities become known to the Fund.  Reserves will be in such amounts (subject to increase or reduction) that the Fund may deem necessary or appropriate.

Taxes

The following is a summary of certain aspects of the U.S. federal income taxation of the Fund and its Members that should be considered by a prospective investor.  The Fund has not sought a ruling from the Internal Revenue Service (the “IRS”) or any other U.S. federal, state or local agency with respect to any tax matters affecting the Fund, nor, except as noted below, has it obtained an opinion of counsel with respect to such matters.  References in this summary to the tax consequences of the Fund’s investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Fund and those indirectly attributable to the Fund as a result of investing in the Portfolio Hedge Funds.

The summary of the U.S. federal income tax treatment of the Fund set out below is based upon the Code, judicial decisions, Treasury Regulations (proposed, temporary and final) (the “Regulations”) and administrative rulings in existence as of the date of this Prospectus, all of which are subject to change, possibly with retroactive effect.  The summary does not discuss the effect, if any, of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Fund.  Nor does the summary discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. federal income tax laws, such as foreign persons, insurance companies, financial institutions, dealers, partnerships or other pass-through entities for U.S. federal income tax purposes and certain former citizens or residents of the United States.  Each prospective Member should consult with his, her or its own tax advisor in order to fully understand the U.S. federal, state, local and non-U.S. income tax consequences of an investment in the Fund.

Entities generally exempt from U.S. federal income tax should, in addition to reviewing the discussion below, focus on those sections of this Prospectus regarding liquidity and other financial matters to determine whether the investment objective of the Fund is consistent with their overall investment plans.  Each prospective tax-exempt investor is urged to consult its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of Shares.

Qualification as a Regulated Investment Company.  The Fund has elected to, and intends to meet the continuing requirements necessary to, qualify for the special tax treatment afforded to a regulated investment company, or RIC, under the Code.  As long as the Fund so qualifies and meets certain annual distribution requirements discussed below, the Fund (but not its Members) will not be subject to federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Members.  The Fund intends to distribute substantially all of such income and gains, although most of these distributions will be deemed distributions as part of the Automatic Dividend Reinvestment Plan.

To qualify for the favorable tax treatment of a RIC, the Fund generally must distribute at least 90% of its investment company taxable income (as defined in the Code, but without regard to the dividends-paid deduction) for the taxable year.  The Fund must also satisfy certain other requirements of the Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within a period up to twelve months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

Generally, to qualify as a RIC, the Fund must derive at least 90% of its gross income each taxable year from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, net income derived from an interest in a “qualified publicly traded partnership” (“PTP”) and certain other income.

In addition to satisfying the requirements described above required for qualification as a RIC, the Fund must satisfy an asset diversification test.  For purposes of the Fund and the Master Fund, the asset diversification test is effectively applied at the level of the Portfolio Hedge Funds.  Under that test, at the close of each quarter of the Fund’s taxable year, at least 50% of the value of the Fund’s assets must generally consist of cash and cash items, U.S.  Government securities, securities of other RICs, and securities of other issuers.  As to each of those other issuers, the Fund must not have invested more than 5% of the value of the Fund’s total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer.  In addition, no more than 25% of the value of the Fund’s total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other RICs) or in two or more issuers (other than U.S. Government securities and securities of other RICs) which the Fund controls and which are engaged in the same or similar trades or businesses or related trades or businesses or securities of one or more qualified PTPs.  For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. Government are treated as U.S. Government securities.

The ongoing requirements for qualification as a RIC necessitate that the Fund obtains information from the Portfolio Hedge Funds in which the Fund is invested.  The Investment Manager has established internal policies and procedures for monitoring the compliance process, including having engaged its auditors to review the asset diversification test results for the Fund. Should the Fund fail the asset diversification test for a given quarter, there are ways such failure can be cured. However, there can be no assurance that, if the Fund fails to satisfy the Subchapter M asset diversification test, it will be able to avail itself of these remedies.

After the end of each tax year of the Fund, each Member will receive a Form 1099 reporting income or gain.

Failure to Qualify as a Regulated Investment Company.  If, in any taxable year, the Fund fails to qualify as a RIC under the Code, the Fund would be taxed in the same manner as an ordinary corporation and all distributions out of current or accumulated earnings and profits to its Members would generally be taxable to them.

Excise Tax.  The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98.2% of its capital gain net income, determined, in general on an October 31 year end, plus certain undistributed amounts from the previous years.  While the Fund intends to distribute its income and capital gain net income in the manner necessary to avoid imposition of the 4% excise tax, it is possible that some excise tax will be incurred and, although not currently anticipated, there are circumstances in which the Fund may elect not to make the distributions necessary to avoid this tax.  In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Distributions

Dividends paid by the Fund from its ordinary income or from its excess of net short-term capital gains over net long-term capital losses (together referred to as “ordinary income dividends”) are taxable to Members as ordinary income.  Distributions made from the Fund’s excess of net long-term capital gains over net short-term capital losses (“capital gain dividends”) are taxable to Members as long-term capital gains, regardless of the length of time the Member has owned Shares.  Any loss upon the sale or exchange of Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by the Member.  Distributions in excess of the Fund’s current or accumulated earnings and profits will first reduce the adjusted tax basis of a Member’s Shares and, after such adjusted tax basis is reduced to zero, will constitute capital gain to such Member (assuming the Shares are held as a capital asset).  The Fund will provide its Members with a written notice designating the amount of dividends paid during the year that qualify as capital gain dividends, as qualified dividend income (discussed below), and as ordinary income dividends.

Dividends are taxable to Members even if they are reinvested in additional Shares of the Fund.  (See “Automatic Dividend Reinvestment Plan.”)  A portion of the Fund’s ordinary income dividends attributable to dividends received from domestic corporations, and designated as such, may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met.  Distributions of investment company taxable income that are designated by the Fund as derived from “qualified dividend income” are taxed to individuals at the rates applicable to long-term capital gain.  Qualified dividend income generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria.  Certain holding period and other requirements must be met by both the Member and the Fund for distributions to be eligible for the corporate dividends received deduction or the preferential individual tax rates that apply to qualified dividend income, as the case may be.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained.  In such case, it may designate the retained amount as undistributed capital gains in a notice to its Members, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each Member will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its Shares by an amount equal to the deemed distribution less the tax credit.

If an investor buys Shares just before the record date of a dividend declared by the Fund, the investor will receive that dividend.  While the receipt of dividends shortly after a purchase of Shares by an investor may seem like a windfall to an investor, such dividends generally will have the effect of reducing the net asset value of the Member’s Shares by the amount of the dividends, subject to other market fluctuations.  Such dividends, although in effect a return of capital, are subject to ordinary income or capital gain taxes.  Accordingly, the timing of the purchase of the Shares may result in a return of a portion of the investment as taxable income.  For example, if the Fund pays a dividend in January that was declared in the previous October, November or December to Members of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its Members on December 31 of the year in which the dividend was declared.  Therefore, prior to purchasing Shares, an investor should carefully consider the impact of ordinary income or capital gains dividends that are expected to be or have been announced.

Non-U.S. Members.  Ordinary income dividends paid to Members who are non-resident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding is provided under applicable treaty law.  However, for taxable years beginning before January 1, 2015, certain “interest-related dividends” and “short-term capital gain dividends” paid by the Fund to a foreign Member and designated by the Fund as such are eligible for an exemption from the 30% U.S. withholding tax.  Under current law, this exemption is not available for tax years beginning on or after January 1, 2015.  It is not clear at this time if these provisions will be extended again.  Interest-related dividends generally are dividends derived from certain interest income earned by the Fund that would not be subject to such tax if earned by a foreign Member directly.  Short-term capital gain dividends generally are dividends derived from the excess of the Fund’s net short-term capital gains over net long-term capital losses.  Both “interest-related dividends” and “short-term capital gain dividends” must be designated as such by a written notice mailed to Members.  In the event these provisions are re-enacted, the Fund may in the future designate dividends as “interest-related dividends” or “short-term capital gain dividends” and such dividends paid to non-U.S. Members may therefore be eligible for this exemption.

A non-U.S. Member would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Shares of the Fund.  Non-U.S. Members are urged to consult their own tax advisors concerning the applicability of the United States withholding tax.

Also, any distribution paid by the Fund to a non-U.S. Member for taxable years beginning before January 1, 2015 will, to the extent attributable to gain from the sale or exchange of a U.S. real property interest, be treated as gain recognized from the sale or exchange of a U.S. real property interest and taxed as such to a nonresident Member.  For taxable years beginning on or after January 1, 2015, any distribution paid by the Fund to a non-U.S. Member, attributable in part to gain from the sale or exchange of a U.S. real property interest, will only be treated as gain recognized from the sale or exchange of a U.S. real property interest and taxed as such to a nonresident Member to the extent attributable directly or indirectly to a distribution to the entity from a real estate investment trust.

Backup Withholding.  Under certain provisions of the Code, some U.S. Members may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments (“backup withholding”).  Generally, U.S. Members subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund’s knowledge, have furnished an incorrect number.  When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

Sale or Exchange of Shares

Upon the sale or other disposition of Shares that a Member holds as a capital asset, the Member may realize a capital gain or loss in an amount equal to the difference between the amount realized and the Member’s adjusted tax basis in the Shares sold.  Such gain or loss will be long-term or short-term, depending upon the Member’s holding period for the Shares.  Generally, a Member’s gain or loss will be a long-term gain or loss if the Shares have been held for more than one year.  A loss realized on a sale or exchange of Shares will be disallowed if such Shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date on which the Shares are disposed of.  In such case, the basis of the Shares acquired will be adjusted to reflect the disallowed loss.

Under certain circumstances, proceeds of a redemption received by a Member will be treated as a dividend paid to that Member, rather than as amounts received in exchange for the redeemed stock. Under recently enacted legislation, amounts received by a redeeming Member upon the redemption of shares of certain companies qualifying as RICs under Subchapter M will automatically be treated as amounts received in exchange for the redeemed shares. The Fund will not qualify for this new provision, however, because shares in the Fund are not redeemable on the demand of Members.

Foreign Taxes

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries.  Tax conventions between certain foreign countries and the U.S. may reduce or eliminate such taxes.  The Fund will not be eligible to “pass through” to its Members the amount of foreign taxes paid by the Fund for foreign tax credit purposes.

Tax Treatment of Investments

References to investments and transactions discussed below include investments and transactions of both the Fund and the various Portfolio Hedge Funds in which it invests.

Hedging and Derivative Transactions.  The transactions of the Fund are subject to special  tax rules of the Code that may, among other things, (a) affect the character of gains and losses realized (with long-term capital gains generally subject to tax at lower rates than ordinary income), (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs).  Operation of these rules could, therefore, affect the character, amount and timing of distributions to Members.  Special tax rules also will require the Fund to mark to market certain types of positions in its portfolio (i.e., treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash.  If the Fund were to directly engage in transactions affected by these provisions, the Fund intends to monitor its transactions, make appropriate tax elections and make appropriate entries in its books and records to mitigate, to the extent reasonably feasible, the effect of these tax rules and avoid any possible disqualification for the special treatment afforded RICs under the Code.

Other Investments.  The Fund may invest in zero coupon U.S. Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest.  Even though the Fund may receive no actual current interest payments on these securities, it will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held.  Since the original issue discount income earned by the Fund in a taxable year may not be represented by cash income, it may have to dispose of securities, which it might otherwise have continued to hold, or borrow to generate cash in order to satisfy its distribution requirements.  In addition, the Fund’s investment in foreign currencies or foreign currency denominated or referenced debt securities, certain asset-backed securities and contingent payment and inflation-indexed debt instruments also may increase or accelerate the Fund’s recognition of income, including the recognition of taxable income in excess of cash generated by such investments.

Section 1256 Contracts.  The Code generally applies a “mark to market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts.  In general, subject to certain exceptions, a Section 1256 Contract includes certain regulated futures contracts, certain non-U.S. currency forward contracts, and certain listed non-equity options.  Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year.  The net gain or loss, if any, resulting from these deemed sales (known as “marking to market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contract), must be taken into account by the Fund in computing its taxable income for the year.  Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses.

Currency Transactions.  To the extent that its investments are made in securities denominated in a non-U.S. currency, gain or loss realized by the Fund frequently will be affected by the fluctuation in the value of such non-U.S. currencies relative to the value of the dollar.  Gains or losses with respect to the Fund’s investments in common stock of non-U.S. issuers will generally be taxed as capital gains or losses at the time of the disposition of the stock, subject to certain exceptions specified in the Code.  Gains and losses of the Fund on the acquisition and disposition of non-U.S. currency will be treated as ordinary income or loss.  In addition, gains or losses on disposition of debt securities denominated in a non-U.S. currency to the extent attributable to fluctuation in the value of the non-U.S. currency between the date of acquisition of the debt security and the date of disposition will treated as ordinary income or loss.  Gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivable or accrues expenses or other liabilities denominated in a non-U.S.  currency and the time the Fund collects the receivables or pays the liabilities may be treated as ordinary income or loss.

The Fund may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies.  Generally, foreign currency regulated futures contracts and option contracts that qualify as “Section 1256 Contracts” (see “Section 1256 Contracts” above) will not be subject to ordinary income or loss treatment under Section 988.  However, if the Fund acquires foreign currency futures contracts or option contracts that are not Section 1256 Contracts, or any foreign currency forward contracts, any gain or loss realized by the Fund with respect to such instruments will be ordinary, unless (i) the contract is a capital asset in the hands of the Fund and is not a part of a straddle transaction and (ii) an election is made (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

Unrelated Business Taxable Income

Generally, an exempt organization (including an individual retirement account) is exempt from U.S. federal income tax on its passive investment income, such as dividends, interest and capital gains.  This general exemption from tax does not apply to the “unrelated business taxable income” (“UBTI”) of an exempt organization.  Generally, income and gain derived by an exempt organization from the ownership and sale of debt-financed property is UBTI and, thus, taxable in the proportion to which such property is financed by “acquisition indebtedness” during the relevant period of time.  However, a tax-exempt U.S. person investing in the Fund will not realize UBTI with respect to an investment in Shares if the person does not borrow to make the investment.  Tax-exempt U.S. persons are urged to consult their own tax advisors concerning the U.S. federal tax consequences of an investment in the Fund.

Passive Foreign Investment Companies

If the Fund purchases shares of an investment company (or similar investment entity) organized under foreign law, the Fund will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.  The Fund may be subject to U.S. federal income tax and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by the Fund as a dividend to its Members.  The Fund may be eligible to make an election to be treated as a qualified electing fund (a “QEF election”) with respect to certain PFICs in which it owns shares that will allow it to avoid the taxes on excess distributions.  However, a QEF election may cause the Fund to recognize income in a particular year in excess of the distributions received from such PFICs.  The Fund may not be able to make this election with respect to many PFICs because of certain requirements that the PFICs would have to satisfy.  Alternatively, the Fund could elect to “mark-to-market” at the end of each taxable year all shares that it holds in PFICs because it expects to publish its net asset value at least annually.  If it made this election, the Fund would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted basis and as ordinary loss any decrease in such value, but only to the extent of previously recognized “mark-to-market” gains.  By making the mark-to-market election, the Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year the Fund might be required to recognize income (which generally must be distributed to Members) in excess of the distributions it received from PFICs.

The Fund expects to purchase shares of PFICs and currently intends generally to make the mark-to-market election with respect to these shares, although other treatment of PFIC shares is possible.

Tax Shelter Disclosure Regulations

Under Treasury regulations, if a Member recognizes a loss with respect to Shares in any single tax year of $2 million or more for an individual Member or $10 million or more for a corporate Member, the Member will likely have to file with the Internal Revenue Service a disclosure statement on Form 8886.  Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted.  The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.  Members should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Certain State and Local Taxation Matters

Ordinary income and capital gain dividends may also be subject to state and local taxes.  Certain states exempt from state income taxation dividends paid by RICs that are derived from interest on U.S.  Government obligations, although state law varies on this point.

THE FOREGOING IS A BRIEF SUMMARY OF CERTAIN MATERIAL INCOME TAX MATTERS THAT ARE PERTINENT TO PROSPECTIVE INVESTORS.  THE SUMMARY IS NOT, AND IS NOT INTENDED TO BE, A COMPLETE ANALYSIS OF ALL PROVISIONS OF THE U.S. FEDERAL INCOME TAX LAW WHICH MAY HAVE AN EFFECT ON SUCH INVESTMENTS.  THIS ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING.  ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN RESPECTIVE TAX ADVISORS WITH RESPECT TO THEIR OWN RESPECTIVE TAX SITUATIONS AND THE EFFECTS OF THIS INVESTMENT THEREON.

ERISA Considerations

ERISA (the Employee Retirement Income Security Act of 1974, as amended) and the Code impose certain requirements on “employee benefit plans” and “plans,” including, without limitation, IRAs, that are subject to Title I of ERISA or Section 4975 of the Code (each a “Plan”) and on those persons who are “fiduciaries” with respect to Plans.  Before purchasing any Shares, a fiduciary of a prospective investor that is a Plan subject to the fiduciary responsibility and prohibited transaction rules in Title I of ERISA or Section 4975 of the Code should determine whether an investment in the Shares is consistent with the fiduciary requirements of Section 404 of ERISA and whether the investment would result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

In determining whether to make an investment in the Shares, the fiduciary of a Plan should also consider whether the underlying assets of the Fund will be considered “plan assets” within the meaning of ERISA and the United States Department of Labor (“DOL”) Regulation 29 C.F.R. § 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulation”).

Under the Plan Asset Regulation, because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund would not be considered to be “plan assets” of any Plan investing in the Fund for purposes of ERISA’s fiduciary responsibility provisions and the prohibited transaction rules of ERISA and Section 4975 of the Code.

Certain prospective Plan investors may currently maintain relationships with the Investment Manager, the Portfolio Hedge Fund Managers, the Custodian or the Administrator or with other entities that are affiliated with such a person.  Each of the Investment Manager, the Portfolio Hedge Fund Managers, the Custodian and the Administrator and their affiliates may be deemed to be a “party in interest” or “disqualified person” to a Plan.  Plan investors should consult with counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or Section 4975 of the Code.  A fiduciary of a Plan investing in the Fund will be required to represent that the decision to invest in the Fund was made by it as a fiduciary that is independent of the Investment Manager, the Portfolio Hedge Fund Managers, the Custodian and the Administrator and their affiliates; that it is duly authorized to make such investment decision; and it has not relied on any individualized advice or recommendation of the Investment Manager, a Portfolio Hedge Fund Manager, the Custodian or the Administrator or their affiliates, as a primary basis for the decision to invest the Fund; and that its investment in the Fund will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code but may be subject to restrictions under state or local law which should be carefully reviewed before making an investment in the Fund.

The provisions of ERISA, the Code and state and local law are subject to extensive and continuing administrative and judicial interpretation and review.  The discussion of ERISA and Section 4975 of the Code contained in this Prospectus is, of necessity, general and may be affected by future changes in laws including publication of DOL regulations and rulings.  It is not intended to be a complete discussion nor to be construed as legal advice or a legal opinion.  Potential investors should consult with their legal advisors regarding the consequences under ERISA, the Code and state and local law of the acquisition and ownership of Shares before making an investment in the Fund.

Additional Information Concerning the
Limited Liability Company Agreement

Amendment of the LLC Agreement

The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the Directors (including a majority of the Independent Directors, if required by the Investment Company Act) and without the approval of the Members unless the approval of Members is required by the Investment Company Act.  Certain amendments to the LLC Agreement involving Share balances may not be made without the written consent of any Member adversely affected by the amendments or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to tender all of his, her or its Shares for repurchase by the Fund.  In addition, amendments that would modify the provisions of the LLC Agreement regarding amendment procedures (if material) or the Fund’s indemnification obligations may be made only with the unanimous consent of the Members and, to the extent required by the Investment Company Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors).

Power of Attorney

In subscribing for Shares, an investor will appoint each duly named officer of the Fund as his, her or its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Fund or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund.  This power of attorney, which will be contained in an investor’s subscription agreement, is a special power of attorney and is coupled with an interest in favor of each such officer and as such will be irrevocable and will continue in full force and effect, notwithstanding the subsequent death or incapacity of any Member granting the power of attorney.  In addition, the power of attorney will survive the delivery of a transfer by a Member of all or part of the Member’s Shares, except that when the transferee of such Shares has been approved by the Administrator for admission to the Fund as a substitute Member, or upon the withdrawal of a Member from the Fund pursuant to a periodic tender or otherwise, the power of attorney given by the transferor will terminate.

Reports to Members

The Fund will furnish to Members as soon as practicable after the end of each of its taxable year and each calendar year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law.  The Fund will send to Members an unaudited semiannual and an audited annual report within 60 calendar days after the close of the period covered by the report, or as otherwise required by the Investment Company Act.  Members are also sent reports regarding the Fund’s operations at least quarterly.

Disclosure of Portfolio Holdings

The Fund’s portfolio holdings are made public, as required by law, in the Fund’s periodic reports.  These reports are filed with the SEC, certain reports are mailed to Members, and these reports are available upon request.  Selected holdings, as well as certain statistical information relating to portfolio holdings, such as asset-class breakdowns or performance, may be made available to Members in a periodic letter from the Fund.  Because the Fund considers current portfolio holding information proprietary, such information is typically withheld for some time before being made public.

When authorized by appropriate officers of the Fund, portfolio holdings information may be given more frequently than as just described to third-party service providers and certain affiliated persons of the Fund.  As of the date of this registration statement, in addition to the Investment Manager and its personnel, these persons are limited to the Administrator and the Custodian (full portfolio daily, no lag), internal and external accounting personnel (full portfolio daily, no lag), and the Fund’s independent registered public accounting firm.  Finally, on occasion the Fund may disclose one or more individual holdings to pricing or valuation services or securities dealers for assistance in considering the valuation of the relevant holdings.  In such cases, the information provided is subject to limitations on use intended to prohibit the recipient from trading on or inappropriately further disseminating it.  As part of the internal policies and procedures, conflicts between the interests of the Members and those parties receiving portfolio information will be considered.  In addition to the Fund’s policies and procedures in this area, a number of fund service providers maintain their own written procedures limiting use and further transmission of portfolio holdings information disclosed to them.  Neither the Fund nor the Investment Manager (or its affiliates) receives any compensation in connection with the disclosure of information to these parties, and all such arrangements are pursuant to general guidelines approved by the Board, which has determined that they are appropriate and in the best interest of Members.  These policies and procedures will be reviewed by the Board on an annual basis, for adequacy and effectiveness, in connection with the Fund’s compliance program under Rule 38a-1 under the Investment Company Act; and related issues will be brought to the attention of the Board on an as appropriate basis.

Additionally, the Investment Manager (or its personnel) from time to time may comment to the press, Members, prospective investors or investor fiduciaries or agents (orally or in writing) on one or more of the Fund’s portfolio securities or may state that the Fund recently acquired or disposed of interests in a particular issuer.  This commentary also may include such statistical information as industry, country or asset-class exposure, credit quality information, specialized financial characteristics (alpha, beta, maturity, Sharpe ratio, standard deviation, default rate, etc.), price comparisons to various measures, portfolio turnover and the like.  No comments may be made, however, if likely to permit, in the sole judgment of the Investment Manager, inappropriate investment decisions as to Shares or as to portfolio securities of the Fund.

Term, Dissolution and Liquidation

The Fund will be dissolved upon, among other things, the affirmative vote to dissolve the Fund by:  (1) a majority of the Board (including a majority of the Independent Directors); or (2) Members holding at least two-thirds (⅔) of the total percentages of votes eligible to be cast by all Members of the Fund.  The Fund will also be dissolved as required by operation of law.

Upon the occurrence of any event of dissolution, a liquidator elected by the Members holding a majority of the total number of votes eligible to be cast by all Members and whose fees will be paid by the Fund), is charged with winding up the affairs of the Fund and liquidating its assets.

Upon the liquidation of the Fund, its assets will be distributed (1) first to satisfy the debts, liabilities and obligations of the Fund (other than debts to Members) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Members and (3) finally to the Members proportionately in accordance with their holdings of Shares.  Assets may be distributed in kind on a proportionate basis if the Board or liquidator determines that the distribution of assets in kind would be in the interests of the Members in facilitating an orderly liquidation.

Fiscal Year

For accounting purposes, the Fund’s fiscal year is the 12-month period ending on March 31.  For tax purposes, the Fund has adopted the 12-month period ending October 31 of each year as its taxable year, unless otherwise required by applicable law.

Independent Registered Public Accounting Firm

Ernst & Young LLP (“EY”) serves as the independent public accountants of the Fund.  EY is responsible for the auditing of the annual financial statements of the Fund.  EY’s principal business address is located at 560 Mission Street, Suite 1600, San Francisco, CA  94105.

Legal Counsel to the Fund

Perkins Coie LLP, 700 Thirteenth Street, N.W., Suite 600, Washington, DC, 20005, serves as legal counsel to the Fund and the Master Fund, and the Investment Manager with respect to the Fund and the Master Fund.  Perkins Coie does not serve as counsel to the Members of the Fund.  Members and prospective investors should consult their own legal advisors before investing in the Fund.

Inquiries and Financial Information

Inquiries concerning the Fund and the Shares (including information concerning subscription and repurchase request procedures) should be directed to the Administrator.

All investors are encouraged to consult their legal, tax, and financial advisors before investing in the Fund.

Part C.  Other Information

Item 25.  Financial Statements and Exhibits

(1) As Registrant has no assets, financial statements are omitted.

(2) Exhibits:

(2)(a)(1) Certificate of Formation of Limited Liability Company.*

(2)(a)(2) Limited Liability Company Agreement.  Filed herewith.

(2)(b) Not Applicable.

(2)(c) Not Applicable.

(2)(d) See Item 24(2)(a)(2).

(2)(e) Automatic Dividend Reinvestment Plan.  Filed herewith.

(2)(f) Not Applicable.

(2)(g) Investment Management Agreement.  Filed herewith.

(2)(h) Not Applicable.

(2)(i) Not Applicable.

(2)(j) Custody Agreement.  Filed herewith.

(2)(k)(1) Administration Agreement.  Filed herewith.

(2)(k)(2)  Expense Agreement.  Filed herewith.

(2)(k)(3) Investor and Administrative Services Agreement.  Filed herewith.

(2)(l) Not Applicable.

(2)(m) Not Applicable.

(2)(n) Not Applicable.

(2)(o) Not Applicable.

(2)(p) Not Applicable.

(2)(q) Not Applicable.

(2)(r)(1) Code of Ethics of the Registrant.  Filed herewith.

(2)(r)(2) Code of Ethics of the Investment Manager.  Filed herewith.

* Filed with the Registrant’s registration statement under the Investment Company Act of 1940 on Form N-2 on April 14, 2014 (File no. 811-23046) and incorporated herein by reference.

Item 26.  Marketing Arrangements

Not Applicable.

Item 27.  Other Expenses of Issuance and Distribution

All figures are estimates:

Registration fees: $0

Accounting fees and expenses: $0

Legal fees and expenses: $75,000

Printing and engraving: $10,000

Miscellaneous expenses: $10,000

Total: : $95,000

This total represents the expenses of the Master-Feeder structure.

Item 28.  Persons Controlled By or Under Common Control

After completion of the offering of Shares, the Registrant expects that no person will be directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by Fintan Partners, LLC, the Investment Manager of the Registrant.  The Investment Manager is a limited liability company formed under the laws of the State of Delaware.  Additional information regarding the Investment Manager is set out in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-65032), and is incorporated herein by reference.

Item 29.  Number of Holders of Securities

Title of Class:  Shares of Limited Liability Company Interest

Number of Record Holders (as of June 1, 2015): 1

Item 30.  Indemnification

Reference is made to the provisions of Article Three, Section 3.7 of Registrant’s LLC Agreement, which document is incorporated herein.

The general effect of this provision, and related statutory indemnification benefits as may be available under Delaware or other applicable state or federal laws, is to protect trustees, officers, employees and agents of Registrant against legal liability and expenses incurred by reason of their service to Registrant.  In accord with the foregoing, Registrant shall indemnify its trustees, officers, employees and agents against judgments, fines, penalties, settlements and expenses to the fullest extent authorized, and in the manner permitted, by applicable state and federal law.

In addition, the Registrant will maintain a trustees’ and officers’ errors and omissions liability insurance policy protecting directors and officers against liability for claims made by reason of any acts, errors or omissions committed in their capacity as trustees or officers.  The policy will contain certain exclusions, among which is exclusion from coverage for active or deliberate dishonest or fraudulent acts and exclusion for fines or penalties imposed by law or other matters deemed uninsurable.

Pursuant to the various agreements with the Fund, the Investment Manager and certain of the affiliates of each of these are entitled to indemnities from the Fund for certain liabilities, costs and expenses they incur.

Item 31.  Business and Other Connections of Investment Adviser

Fintan Partners, LLC is the Investment Manager of the Registrant, and its business is summarized in Parts A and B of this registration statement in the sections titled “General Description of the Fund” and “Management of the Fund.”  Information about of any other business, profession, vocation or employment of a substantial nature engaged in by the Investment Manager and its officers at any time during the past is incorporated by reference to the Investment Manager’s Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-65032).

Item 32.  Location of Accounts and Records

The Administrator maintains certain required accounting related and financial books and records of the Registrant at 615 East Michigan Street, Milwaukee, WI 53202.  The other required books and records are maintained by the Investment Manager at Fintan Partners, LLC, 203 Redwood Shores Parkway, Suite 230, Redwood City, California 94065.

Item 33.  Management Services.

Not Applicable.

Item 34.  Undertakings

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has caused this registration statement to be signed on its behalf by the undersigned duly authorized person, in Redwood City, California, on the 5th day of June 2015.

Fintan Alternative Fixed Income Advisory Fund, LLC

By:	/s/ Josephine Cheung

Name: Josephine Cheung

Title: Authorized Person

Exhibit Index

(a)(2) Limited Liability Company Agreement.

(e) Automatic Dividend Reinvestment Plan.

(g) Investment Management Agreement.

(j) Custody Agreement.

(k)(1) Administration Agreement.

(k)(2)  Expense Agreement.

(k)(3) Investor and Administrative Services Agreement.

(r)(1) Code of Ethics.

(r)(2) Code of Ethics of the Investment Manager.